SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to § 240.14a-12

NETSTREIT Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025
NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of NETSTREIT Corp. (the “Company” or “NETSTREIT”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/NTST2025 on May 15, 2025, at 9:00 a.m. Central Daylight Time. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions in advance of and during the meeting by logging in to the website listed above using the 16-digit control number included in your notice of internet availability of proxy materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.
We have included with this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about NETSTREIT from documents we have filed with the United States Securities and Exchange Commission (the “SEC”).
We have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2024 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2024 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
You are being asked at the Annual Meeting to elect directors named in the accompanying proxy statement, to approve the amendment and restatement of the NETSTREIT Corp. 2019 Omnibus Incentive Compensation Plan, to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025, to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement and to conduct any other business properly brought before the Annual Meeting.
As always, we encourage you to vote your shares prior to the Annual Meeting. You may vote your shares through one of the methods described in the accompanying proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and FOR the other proposals by following the voting instructions contained in the proxy statement.
Sincerely,
Mark Manheimer
President, Chief Executive Officer and Secretary
This proxy statement is dated March 28, 2025 and is first being made available to stockholders on March 28, 2025.

2 | 2025 PROXY STATEMENT

2021 McKinney Avenue, Suite 1150 Dallas, Texas 75201
NOTICE OF 2025 ANNUAL
MEETING OF STOCKHOLDERS
To Be Held on May 15, 2025

Time and Date:
Thursday, May 15, 2025, at 9:00 a.m. Central Daylight Time (the “Annual Meeting”)
Online check-in will be available beginning at 8:30 a.m. Central Daylight Time. Please allow ample time for the online check-in process.

Place:
This year’s Annual Meeting will be held through a virtual web conference at www.virtualshareholder meeting.com/NTST2025.
To participate in the Annual Meeting, you will need your 16-digit control number included in your notice of internet availability of proxy materials, on your proxy card, or any additional voting instructions accompanying these proxy materials.
Record Date: March 18, 2025 (the “Record Date”)
Items to be Voted On:

1
To elect the seven nominees to the Board of Directors (the “Board”) named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal One);

2	To approve the amendment and restatement of the NETSTREIT Corp. 2019 Omnibus Incentive Compensation Plan (the “2019 Plan”) (Proposal Two);
3	To ratify the retention of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal Three);
4	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (Proposal Four); and
5	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
How to Vote:
IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, MAIL OR VIA THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT. VOTING NOW VIA PROXY WILL NOT LIMIT YOUR RIGHT TO CHANGE YOUR VOTE OR TO ATTEND THE ANNUAL MEETING.
Our Board has fixed the close of business on March 18, 2025 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.
By Order of the Board,
Mark Manheimer
President, Chief Executive Officer and Secretary

3 | 2025 PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 15, 2025
We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a notice of internet availability of proxy materials to certain of our stockholders. This notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the notice of internet availability of proxy materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

4 | 2025 PROXY STATEMENT

Page
6	2025 PROXY STATEMENT SUMMARY
6	2025 Annual Meeting of Stockholders
7	Business Highlights
8	Executive Compensation Highlights
8	Corporate Responsibility Highlights
9	ELECTION OF DIRECTORS
10	DIRECTORS AND MANAGEMENT
10	Director Biographical Information
13	Board Experience, Qualifications and Skills
14	Executive Officer Biographical Information
15	CORPORATE GOVERNANCE
15	Criteria for Selection of Directors
15	Recommendation of Nominees by Stockholders
15	Board and Committee Self-Evaluations
15	Independence of Directors
16	Board’s Role in Risk Oversight
16	Corporate Responsibility
18	Other Board Information
20	Non-Employee Director Compensation
21	Security Ownership of Certain Beneficial Owners, Directors and Management
23	APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2019 OMNIBUS PLAN
23	Why We Are Asking Our Stockholders to Approve the Restated 2019 Plan
23	Why You Should Vote for the Restated 2019 Plan
25	Description of the Restated 2019 Plan
27	Certain U.S. Federal Income Tax Effects
28	New Plan Benefits
29	Plan Benefits
29	Equity Compensation Plan Information
30	COMPENSATION DISCUSSION AND ANALYSIS
30	Overview of the Compensation Program
30	Compensation Philosophy and Objectives
30	Say on Pay Advisory Vote Results and Stockholder Outreach
31	Setting Executive Compensation
32	Executive Compensation Components
36	Other Benefits
36	Governance and Other Considerations
39	COMPENSATION COMMITTEE REPORT
40	EXECUTIVE COMPENSATION
40	Summary Compensation Table
41	Grants of Plan-Based Awards
43	Outstanding Equity Awards at 2024 Fiscal Year-End
44	Stock Vested in 2024
Page
44	Potential Payments Upon Termination or Change in Control
46	Compensation and Risk
47	Pay Ratio
47	Policies and Practices Related to the Grant of Certain Equity Awards
48	Pay Versus Performance
52	AUDIT COMMITTEE REPORT
53	FEES OF INDEPENDENT ACCOUNTANTS
54	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
55	RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
56	ADVISORY VOTE ON EXECUTIVE COMPENSATION
57	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
57	Why did you send me this Proxy Statement?
57	Who can vote at the Annual Meeting?
57	How many shares must be present to conduct the Annual Meeting?
57	What matters are to be voted on at the Annual Meeting?
57	How does the Board recommend that I vote?
58	How do I vote at the Annual Meeting?
58	What does it mean if I receive more than one notice of internet availability of proxy materials?
58	May I change my vote?
58	What vote is required to elect directors and approve the other matters described in this Proxy Statement?
59	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
59	How do I vote if my bank or broker holds my shares in “street name”?
59	How many votes do I have?
59	How will the votes be counted at the Annual Meeting?
59	How will the Company announce the voting results?
60	Who pays for the Company’s solicitation of proxies?
60	What is “householding” and how does it work?
60	How do I participate in the Annual Meeting?
61	STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
62	OTHER MATTERS
A-1	APPENDIX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
B-1	APPENDIX B — NETSTREIT CORP. 2019 OMNIBUS INCENTIVE COMPENSATION PLAN

5 | 2025 PROXY STATEMENT

2025 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2024 performance, please review our 2024 Annual Report on Form 10-K.
2025 Annual Meeting of Stockholders
•
Date and Time:   May 15, 2025, 9:00 a.m. Central Daylight Time. Online check-in will be available at 8:30 a.m. Central Daylight Time. Please allow ample time for the online check-in process.

•
Location:   This year’s Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/NTST2025. To participate in the Annual Meeting, you will need your 16-digit control number included in your notice of internet availability of proxy materials, on your proxy card, or any additional voting instructions accompanying these proxy materials.

•
Record Date:   March 18, 2025

•
Voting:   Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for the other proposals to be voted on.

•
Shares of Common Stock Outstanding (as of the record date):   81,698,942

•
Stock Symbol:   NTST

•
Exchange:   New York Stock Exchange (“NYSE”)

•
Registrar & Transfer Agent:   Computershare Trust Company, N.A.

•
Principal Executive Office:   2021 McKinney Avenue, Suite 1150, Dallas, Texas 75201

•
Corporate Website*:   www.NETSTREIT.com

•
Investor Relations Website*:   www.investors.NETSTREIT.com

* The information on, or otherwise accessible through, our website does not constitute a part of this Proxy Statement.
Items to be Voted on
Proposal	Our Board’s Recommendation
Election of Directors (page 9)	FOR
Approval of Amended and Restated 2019 Plan (page 23)	FOR
Ratification of Retention of Independent Registered Public Accounting Firm (page 55)	FOR
Advisory Vote to Approve Executive Compensation (page 56)	FOR
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.
Director Nominees
Name	Director Since	Board Committees
		Independent	Audit	Comp	Nominating	Investment
Mark Manheimer	2019
Lori Wittman	2019
Michael Christodolou	2020
Heidi Everett	2020
Todd Minnis	2019
Matthew Troxell	2019
Robin Zeigler	2020
= Chair of Board/Committee	= Member of Committee	Director Term: One Year	Board Meetings in 2024: 7
Standard Board Committee Meetings in 2024: Audit (9), Compensation (6), Nominating (9), Investment (1)

6 | 2025 PROXY STATEMENT

Business Highlights
Portfolio Highlights
Portfolio Metrics	December 31, 2024
Annualized Base Rent (“ABR”)(1) (in thousands)	$165,070
Number of investments(2)	687
Number of states	45
Square feet	12,609,612
Tenants	98
Industries	26
Occupancy(3)	99.9%
Weighted average lease term remaining (years)(4)	9.8
Tenant Quality	Defensive Category
Financial Highlights
•
Net loss of $12.0 million for the full year 2024.

•
Net loss per diluted share of $0.16, core funds from operations (“Core FFO”)(8) per diluted share of $1.26(9) and adjusted funds from operations (“AFFO”)(8) per diluted share of $1.26(9) for the full year 2024.

(1)
ABR is annualized base rent as of December 31, 2024, for all leases that commenced, and annualized cash interest on mortgage loans receivable in place as of that date.

(2)
Includes acquisitions, mortgage loans receivable, and completed developments.

(3)
Excludes investments that secure mortgage loans receivable.

(4)
Weighted by ABR; excludes lease extension options and investments that secure mortgage loans receivable.

(5)
Investments, or investments that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody’s) or NAIC2 (National Association of Insurance Commissioners) or higher.

(6)
Investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody’s, or NAIC.

(7)
Investments, or investments that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BB+ (S&P), Ba1 (Moody’s) or NAIC3 (National Association of Insurance Commissioners) or lower.

(8)
Core FFO per diluted share and AFFO per diluted share are considered non-GAAP financial measures by the SEC. See Appendix A to this Proxy Statement for more information about these non-GAAP financial measures and for reconciliations from the most comparable GAAP financial measures.

(9)
Per share amounts include weighted average common shares of 76,517,767 for the twelve months ended December 31, 2024.

7 | 2025 PROXY STATEMENT

Executive Compensation Highlights
•
Pay program aligned with Company performance and business strategy.   Our annual and long-term incentive plan performance measures are well aligned with our business strategy, correlative to total shareholder return, and intended to drive positive performance

•
Clawback of incentive compensation.   Our clawback policy applies to all incentive-based cash and equity compensation granted to current and former executive officers

•
Robust stock ownership guidelines.   We have adopted stock ownership guidelines that are applicable to all executive officers, including our Chief Executive Officer, and all non-employee directors. The stock ownership guideline for our CEO is six times his annual base salary and for our non-employee directors was increased from three times to four times the annual board retainer in February 2025

•
Equity retention requirement.   Until an individual subject to the stock ownership guidelines satisfies the applicable stock ownership requirement, he or she must retain 50% of the net shares issued upon exercise, vesting, settlement or earn-out of an equity award
•
Independent compensation consultant for the Compensation Committee.   Our Compensation Committee has engaged Ferguson Partners Consulting L.P. as its independent compensation consultant

•
Post-vest holding period required for performance awards.   Any shares received upon vesting of performance stock units generally cannot be sold or transferred until one year following the vesting of such awards

•
Policy prohibiting hedging or pledging of Company stock.   We maintain a formal policy prohibiting our directors, officers and employees from entering into hedging transactions involving Company stock and pledging Company stock as collateral for loans

Corporate Responsibility Highlights
We are committed to fulfilling our obligations as corporate citizens. As we grow, we intend to integrate environmental, social, and governance (“ESG”) considerations into our strategy and processes. We intend to leverage this commitment to deepen our ESG approach, using ESG frameworks to identify material risks and opportunities, analyzing data to refine our strategy, policies, and practices, and providing transparency to our investors and stakeholders. We encourage you to review our Inaugural Corporate Responsibility Report, which can be found at www.NETSTREIT.com/corporateresponsibility. The information on, or otherwise accessible through, our website does not constitute a part of this Proxy Statement.
Environmental	Social	Governance

•
Consider tenants’ commitment to ESG as part of our investment process

•
As of December 31, 2024, 18 of our top 20 tenants had ESG commitments, representing 92% of ABR of our top 20 tenants and 63% of our total ABR

•
Elements of our headquarters, such as building automation systems, lighting controls, green cleaning, and recycling programs, significantly decrease natural resource use by conserving energy and water, minimizing waste, and reducing CO2 emissions

•
We incorporated a Sustainability Linked Loan in our $250.0 million senior unsecured term loan, which allows the Company to benefit from reduction on interest costs if certain key performance indicators are met (e.g., tenants with commitments to reduce GHG emissions per the Science Based Targets Initiative)

•
We adopted green lease language in our standard lease form and corporate policies, and have executed leases with numerous tenants to better collaborate with tenants in sharing data

•
Annual participation in GRESB public disclosure submission

•
Annual calculation of Scope 1 and Scope 2 Greenhouse Gas inventory

•
Competitive compensation and benefits, including stock awards for all employees

•
Employee Experience Committee facilitates employee feedback on workplace experiences

•
Our Employee Recognition Program is a way to show appreciation for our employees’ dedication, celebrating their anniversaries and birthdays

•
We partner with local charities providing volunteer hours and financial contributions to give back to the community

•
Maintain Human Rights Policy to advance fundamental human rights within our Company

•
Annual Employee Engagement Survey

•
43% of our Board, including 50% of our independent directors, are women

•
29% of our directors are racially or ethnically diverse

•
Six out of seven directors are independent

•
Independent committees

•
Separate Chair of the Board and CEO

•
Directors elected annually

•
Directors are elected by majority of votes cast in uncontested elections with a director resignation policy

•
Annual director and committee assessments

•
We have opted out of the Maryland Control Share Acquisition Act of the MGCL, and we may not opt into the provisions of the Maryland Control Share Acquisition Act without the approval of our stockholders

•
No poison pill or differential voting stock structure to chill shareholder participation

•
Our Bylaws may be amended by the vote of stockholders entitled to cast at least a majority of the votes entitled to be cast upon at a duly organized meeting of stockholders

•
Our Nominating and Corporate Governance Committee reviews and recommends ESG policies and procedures

8 | 2025 PROXY STATEMENT

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)
Upon the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the seven individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2026 or until their successors, if any, are elected or appointed. Our Articles of Amendment and Restatement (“Charter”) and Amended and Restated Bylaws (“Bylaws”) provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). In addition, our Corporate Governance Guidelines contain a resignation policy which provides that in the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, such director shall promptly tender his or her resignation to the Board for consideration. The Board has determined that each director nominee, other than Mr. Manheimer, if elected, would be an independent director, as further described below in “Corporate Governance — Independence of Directors.”
All of the director nominees listed below have consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board, or alternatively, the Board may may leave a vacancy on the Board or reduce the number of directors to be elected at the Annual Meeting.
Name	Position
Mark Manheimer	Director, President, Chief Executive Officer and Secretary
Lori Wittman	Chair of the Board
Michael Christodolou	Director
Heidi Everett	Director
Todd Minnis	Director
Matthew Troxell	Director
Robin Zeigler	Director
Biographical information relating to each of the director nominees is set forth below under “Directors and Management” and incorporated by reference herein.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

9 | 2025 PROXY STATEMENT

DIRECTORS AND MANAGEMENT
Director Biographical Information
The names of our directors, certain biographical information about our directors, and the experiences, qualifications or skills that the Nominating Committee considered when recommending the directors for nomination, are set forth below. Ages are as of March 18, 2025.
Mark Manheimer
Mr. Manheimer has served as our President, Chief Executive Officer and director since October 2019. Prior to that, Mr. Manheimer served as Chief Investment Officer of EB Arrow and Fund Manager of EB Arrow’s Single Tenant Net Lease Group from February 2018 to October 2019. From 2012 through 2016, Mr. Manheimer was Executive Vice President — Head of Asset Management of Spirit (NYSE: SRC), a REIT that invests primarily in single tenant net leased real estate. Mr. Manheimer was a member of Spirit’s Investment Committee and Executive Committee. Prior to Spirit, Mr. Manheimer was the Head of Sale Leaseback Acquisitions at Cole, a real estate investment services company, from 2009 to 2012. Mr. Manheimer previously worked at Realty Income Corporation (NYSE: O), a REIT that invests in free standing, single tenant commercial properties that are subject to triple net leases, underwriting net lease real estate transactions, at Patriarch Partners, a private investment firm, investing and managing distressed debt and equity investments, and at First Union Securities, a financial services firm, in their Leveraged Finance department. Mr. Manheimer holds a B.S. in Finance from the University of Florida and an M.B.A. from the University of Notre Dame. Mr. Manheimer’s industry experience, leadership abilities and strategic insight make him a valued member of the Board.

Director, President, Chief Executive Officer and Secretary Age: 48 Board Committees: None
Lori Wittman
Ms. Wittman has served as the Chair of the Board since October 2024, a director since December 2019 and served as our Interim Chief Financial Officer and Treasurer from November 2022 until April 2023. Since April 2023, Ms. Wittman has served as Executive Vice President and Chief Financial Officer of Aventine Property Group, Inc., a privately-held REIT. Ms. Wittman previously served as an advisor to Big Rock Partners Acquisition Corp. (“Big Rock”), a blank check company, from February 2020 until the closing of its business merger in May 2021. From September 2017 to February 2020, Ms. Wittman served as Chief Financial Officer and a member of the Board of Directors of Big Rock. From 2015 to 2017, Ms. Wittman was the Chief Financial Officer of Care Capital Properties, Inc. (NYSE: CCP), a public healthcare REIT with a diversified portfolio of triple net leased properties, which merged with Sabra Healthcare REIT, Inc. in 2017. Previously, Ms. Wittman was Senior Vice President of Capital Markets and Investor Relations at Ventas, Inc., a REIT focused on the healthcare sector from 2011 to 2015. Prior to her time at Ventas, Ms. Wittman served in a number of finance, accounting and capital markets related roles at various companies, including General Growth Properties, Big Rock Partners, LLC and Heitman Financial. Ms. Wittman was a director of IMH Financial Corporation (“IMH”), a real estate investment and finance company, from July 2014 until November 2020, and served as Chair of the Compensation Committee and as a member of the Audit Committee of IMH. Ms. Wittman has also served as a director of Global Medical REIT Inc. (NYSE: GMRE), a REIT engaged primarily in the acquisition of healthcare facilities, since May 2018, and currently serves as Chair of the Audit Committee and a member of the ESG Committee. Since January 1, 2025, Ms. Wittman is the lead independent director. Ms. Wittman served as a director of Freehold Properties, a real estate investment company, from May 2019 until March 2023 and served as the Chair of the Audit Committee during that time. Ms. Wittman received an M.B.A., Finance and Accounting from the University of Chicago, an M.C.P., Housing and Real Estate Finance from the University of Pennsylvania and a B.A. from Clark University. Ms. Wittman’s thorough knowledge of finance, accounting, capital markets, taxes, control systems and her experience with REITs make her a valued member of the Board.

Chair of the Board Age: 66 Board Committees: • Audit Committee • Compensation Committee

10 | 2025 PROXY STATEMENT

Michael Christodolou
Mr. Christodolou has served as a director since August 2020. Mr. Christodolou is the Manager of Inwood Capital Management LLC, an investment management firm he founded in 2000. From 1988 to 1999, Mr. Christodolou was employed by Bass Brothers/Taylor & Company, an investment firm. Mr. Christodolou has served as a director of Lindsay Corporation (NYSE: LNN), a manufacturer of agricultural irrigation and transportation infrastructure products, since 1999 and served as Chair of the Board of Lindsay Corporation from 2003 to 2015. He currently serves as a member of Lindsay Corporation’s Audit Committee and Corporate Governance and Nominating Committee. From 2016 until it was acquired in 2017, Mr. Christodolou served on the Board of Directors of Omega Protein Corporation, a nutritional products company. From 2015 to 2016, Mr. Christodolou served on the Board of Directors of Farmland Partners, Inc. (NYSE: FPI), a REIT that acquires and owns high quality North American farmland. Mr. Christodolou also previously served on the Board of Directors of XTRA Corporation from 1998 until 2001 when it was acquired by Berkshire Hathaway Inc. Mr. Christodolou received an M.B.A. and a B.S. in Economics from the Wharton School. Mr. Christodolou’s knowledge of the investment and capital markets and his experience as a director of public companies make him a valued member of the Board.

Director Age: 63 Board Committee: • Audit Committee (Chair) • Investment Committee
Heidi Everett
Ms. Everett has served as a director since August 2020. Ms. Everett is the President and Chief Executive Officer of Star Cypress Partners, LLC, a management consulting company that she founded in 2012. Previously, Ms. Everett was Vice President of The Wentworth Group, a private equity firm, and a Board Director for the Stafford Family Foundation. Prior to that, Ms. Everett was Lead Associate at Booz Allen Hamilton, an information technology consulting firm, within the Strategy & Organization Team from 2004 to 2011. From 1999 to 2003, Ms. Everett served as a Captain in the United States Air Force. Ms. Everett received an M.B.A. in Strategy and Operations from Georgetown University — The McDonough School of Business and a B.S. in Biology from Duke University. Ms. Everett’s broad consulting experience, in particular in strategy and organizational development, change management and workforce development, gives her a unique perspective that makes her a valued member of the Board.

Director Age: 47 Board Committees: • Compensation Committee • Nominating Committee

11 | 2025 PROXY STATEMENT

Todd Minnis
Mr. Minnis has served as a director since October 2019 and served as Chair of the Board from October 2019 until October 2024. Mr. Minnis founded EB Arrow, a real estate investment platform specializing in retail property investment, in 2009 as its Managing Partner and served as its Chief Executive Officer from May 2009 until May 2023. Prior to EB Arrow, Mr. Minnis served as the Managing Director of Cypress Equities, the development subsidiary of The Staubach Company, from 2003 to 2009 and worked at The Staubach Company from 1992 to 2003. Mr. Minnis holds a B.S. in Economics and a B.A. in Foreign Languages from Southern Methodist University and an M.B.A. from the University of Texas at Austin McCombs School of Business. Mr. Minnis’ leadership, executive and business experience, along with over 25 years of experience in the commercial real estate investment industry make him a valued member of the Board.

Director Age: 54 Board Committees: • Nominating Committee • Investment Committee (Chair)
Matthew Troxell, CFA®
Mr. Troxell has served as a director since December 2019. From 1994 through December 2019, Mr. Troxell was a Managing Director of AEW Capital Management, LP (“AEW”), a real estate investment manager, where he served on both the Management and Risk Management Committees. He started and headed AEW’s Real Estate Securities Group, whose assets under management grew to $10 billion. As Senior Portfolio Manager, he was responsible for all of AEW’s U.S. and global REIT portfolios, and managed a team with offices in Boston, London, and Singapore. Prior to joining AEW, he was a Vice President of Landmark Land Company, a diversified real estate and financial services company, from 1984 to 1992. From 1980 to 1984, he was an equity securities analyst covering financials at A.G. Becker Paribas. Mr. Troxell received his B.A. in Economics from Tufts University and is a CFA charterholder. Mr. Troxell’s REIT investment experience and strategic insight make him a valued member of the Board.

Director Age: 67 Board Committees: • Audit Committee • Compensation Committee (Chair)

12 | 2025 PROXY STATEMENT

Robin Zeigler
Ms. Zeigler has served as a director since July 2020. Ms. Zeigler has served as the Founder and Chief Executive Officer of MURAL Real Estate Partners, a commercial real estate services firm, since May 2022. Since January 2022, Ms. Zeigler has served as a trustee of RLJ Lodging Trust (NYSE: RLJ), a lodging REIT. Ms. Zeigler has also served as a director of JLL Income Property Trust (Nasdaq: ZIPTMX), a non-traded REIT since July 2021. From March 2016 to May 2022, Ms. Zeigler served as Chief Operating Officer, Executive Vice President of Cedar Realty Investment Trust (NYSE: CDR), an equity REIT. From 2015 to 2016, Ms. Zeigler served as Executive Vice President — Head of Operations of Penzance, a commercial real estate investment company. Prior to that, Ms. Zeigler served as Chief Operating Officer, Mid-Atlantic Region of Federal Realty Investment Trust (NYSE: FRT), an equity REIT, from 2004 to 2015. Earlier in her career, Ms. Zeigler served in various roles at KeyBank Real Estate Capital, Lendlease Real Estate Investments and Ernst & Young LLP. Ms. Zeigler received an M.B.A. in Real Estate from Georgia State University and a B.S. in Accounting from Florida A&M University. Ms. Zeigler’s real estate investment experience and public company experience make her a valued member of the Board.

Director Age: 52 Board Committees: • Nominating Committee (Chair) • Investment Committee
Board Experience, Qualifications and Skills
	Mark Manheimer	Lori Wittman	Michael Christodolou	Heidi Everett	Todd Minnis	Matthew Troxell	Robin Zeigler
Expertise
Other Public Company Board		✓	✓				✓
Public Company CEO	✓
Public Company CFO		✓
Executive Management	✓	✓		✓	✓	✓	✓
Real Estate	✓	✓	✓		✓	✓	✓
REIT	✓	✓	✓		✓	✓	✓
Capital Markets	✓	✓	✓			✓	✓
Strategic Planning/M&A	✓	✓	✓	✓	✓	✓	✓
External Risk Oversight	✓	✓	✓	✓	✓		✓
Internal Risk Oversight	✓	✓	✓	✓	✓	✓	✓
Human Capital Management	✓		✓	✓	✓	✓	✓
Legal/Regulatory	✓		✓		✓	✓	✓
Technology	✓			✓	✓		✓
Growth Company Experience	✓	✓	✓	✓	✓	✓	✓
ESG	✓	✓	✓	✓	✓	✓	✓
Marketing	✓	✓	✓	✓		✓	✓

13 | 2025 PROXY STATEMENT

Executive Officer Biographical Information
The names and certain biographical information about our executive officers are set forth below (other than Mr. Manheimer, whose information is set forth above under “— Directors”). Ages are as of March 18, 2025.
Daniel Donlan
Mr. Donlan has served as our Chief Financial Officer and Treasurer since April 2023. He previously served as Senior Vice President, Head of Capital Markets at Essential Properties Realty Trust, Inc. (NYSE: EPRT), a net lease REIT focused on sale-leaseback transactions with middle-market tenants, from February 2018 through March 2023. Prior to that, Mr. Donlan was a Managing Director at Ladenburg Thalmann & Co., a financial services firm, from January 2013 to January 2018, where he served as the company’s lead REIT research analyst. Prior to that, Mr. Donlan was as a Vice President at Janney Capital Markets, a financial services firm, where he worked from June 2007 to January 2013, and an associate research analyst at BB&T Capital Markets, a financial services firm, where he worked from April 2004 to May 2007. Mr. Donlan began his career as a sales and leasing associate at Thalhimer Cushman & Wakefield, a commercial real estate services firm, in Richmond, VA. Mr. Donlan received a B.B.A. in Finance from the University of Notre Dame.

Chief Financial Officer and Treasurer Age: 43

14 | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board. Our directors have been elected to serve a term ending at the Annual Meeting. Pursuant to our Charter and Bylaws, the number of our directors may not be fewer than the minimum number required by Maryland law, which is one, and may not be greater than fifteen, and will generally be determined from time to time by resolution of the Board. Our Board currently consists of seven members.
Criteria for Selection of Directors
The Nominating Committee is responsible for (i) reviewing the structure, organization, function and composition of the Board and its committees and make recommendations to the Board regarding changes to the size and composition of the Board or any committee thereof, (ii) identifying, recruiting, screening and interviewing individuals that the Nominating Committee believes are qualified to become Board members, and selecting, or recommending that the Board select, the director nominees to stand for election at each annual meeting of stockholders of the Company in which directors will be elected, (iii) considering potential director candidates validly recommended by the Company’s stockholders in the same manner as nominees identified by the Nominating Committee. Pursuant to our Corporate Governance Guidelines, directors should be able to read and understand financial statements, understand our industry and possess the highest personal and professional ethics, integrity and values. In considering candidates recommended by the Nominating Committee, the Board intends to consider such factors as: (i) current or recent experience as a senior executive of a public company or as a leader of another major complex organization; (ii) experience as a director of a public company; (iii) business and financial expertise; (iv) ability to make sound business judgements; (v) general understanding of the Company’s business; (vi) current or prior industry experience; (vii) current employment; (viii) diversity of thought, personal background, perspective, experience, skill, education, national origin, gender, race, age, culture and current affiliations; (ix) having sufficient time to devote to the affairs of the Company; and (x) ability to work constructively with other members and management (where appropriate) to accomplish and effect their duties.
Recommendation of Nominees by Stockholders
In accordance with its charter, the Nominating Committee will consider candidates for election as a director of the Company that are recommended by any stockholder. Recommendations of individuals to be considered by the Nominating Committee should be sent to NETSTREIT Corp., 2021 McKinney Avenue, Suite 1150, Dallas, Texas 75201, Attention: Secretary. All recommendations for nomination received by our Secretary that are made in accordance with the requirements in our Bylaws relating to director nominations will be considered.
Pursuant to Article II, Section 11 of the current Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company who was a stockholder of record as of the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving of notice of such nomination and at the time of the meeting, who entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Secretary containing the information, representations, consents and certifications required by our Bylaws. To be timely, a stockholder’s notice must be delivered to our Secretary at the Company’s principal executive offices not earlier than 150 days nor less than 120 days prior to the first anniversary of the date of the Proxy Statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. See “Stockholder Proposals and Nominations for 2026 Annual Meeting of Stockholders.”
A copy of our Bylaws, as amended, has been filed as Exhibit 3.2 to our Annual Report on Form 10-K filed with the SEC on February 23, 2023.
Board and Committee Self-Evaluations
Each year our Board undertakes a self-evaluation process to critically evaluate its performance and effectiveness. Additionally, each committee conducts a self-evaluation to monitor its performance and effectiveness. The process is coordinated by the Nominating Committee using an independent third-party to conduct the evaluation process. Board and committee members are asked to provide commentary regarding a variety of topics, including the following: overall Board performance, including strategy, challenges and opportunities; Board and committee meeting logistics and materials; Board and committee culture; risk oversight; and succession planning. The results of the evaluations are aggregated and summarized by the independent third party and discussed at Board and committee meetings. As part of the review of the results of the evaluations for 2024, the Board concluded that the Board and its committees are operating effectively.
In addition to the formal annual assessments, the Board evaluates and modifies its oversight of the Company’s operations on an ongoing basis. During their regular meetings, independent directors consider agenda topics that they believe deserve additional focus and raise new topics to be discussed at future meetings.
Independence of Directors
Our Corporate Governance Guidelines provide that a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating Committee, must meet the criteria for independence set forth under applicable law and the New York Stock Exchange (“NYSE”) listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In addition to considering the NYSE independence criteria, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

15 | 2025 PROXY STATEMENT

The Board, following consultation with the Nominating Committee, has made director independence determinations with respect to each of our current directors. Based on the NYSE independence guidelines, the Board has affirmatively determined that (i) Messrs. Christodolou, Minnis and Troxell and Mses. Everett, Wittman and Zeigler (A) have no relationships or only immaterial relationships with us, (B) meet the NYSE independence guidelines with respect to any such relationships and (C) are independent; and (ii) Mr. Manheimer is not independent. Mr. Manheimer is our President, Chief Executive Officer (the “CEO”) and Secretary.
Board’s Role in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its four standing committees, the Audit Committee, the Compensation Committee, the Nominating Committee and the Investment Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our Audit Committee has the responsibility to consider and discuss our major financial, accounting, operational, litigation, tax, privacy and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Our Nominating Committee provides oversight with respect to governance, social responsibility and environmental-related risks and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability creating conduct. Our Investment Committee, which was reconstituted in October 2024, provides oversight with respect to the Company’s investments and strategy.
Corporate Responsibility
We are committed to fulfilling our obligations as corporate citizens. As we grow, we intend to integrate environmental, social, and governance (“ESG”) considerations into our strategy and processes. We intend to leverage this commitment to deepen our ESG approach, using ESG frameworks to identify material risks and opportunities, analyzing data to refine our strategy, policies, and practices, and providing transparency to our investors and stakeholders.

 Environmental
Most of our properties operate under a “triple-net” lease structure, which means our tenants have operational control of the property, including environmental management programs, such as those that conserve resources. To that end, as part of our process for evaluating a potential acquisition, we incorporate information about a tenant’s commitment to ESG into our investment committee memorandum and take into consideration environmental and climate risks that might subject us to financial liabilities or regulatory actions. We are committed to identifying sustainable practices that are financially responsible and operationally feasible when working with our tenants or managing capital improvement projects.
Our top tenants have corporate sustainability programs that govern their business operations, including policies designed to reduce resource consumption and implement practical conservation policies at their retail locations. As of December 31, 2024, 18 of our top 20 tenants had ESG commitments, representing 92% of ABR of our top 20 tenants and 63% of our total ABR.
In 2022, we developed green lease clauses, which assist the Company and its tenant companies in delivering sustainability benefits to their respective stakeholders. As a result, our form lease now contains green lease provisions that include, among other items, certain reporting as to tenant energy and water use. We have executed green leases with numerous tenants and are pursuing collaborative sharing of utility data to identify opportunities that reduce energy consumption.
Our corporate headquarters in Dallas, TX is operated at the highest level of efficiency and sustainability, obtaining a LEED v4 O+M: EB Gold certification, meaning it meets both LEED criteria as well as strict EPA guidelines to achieve an Energy Star rating. Elements of our headquarters, such as building automation systems, lighting controls, green cleaning, and recycling programs, significantly decrease natural resource use by conserving energy and water, minimizing waste, and reducing CO2 emissions. We complete our Scope 1 and Scope 2 greenhouse gas inventory and calculation annually, and we will continue to monitor for opportunities to reduce our emissions.
We participate annually in GRESB public disclosure submission, and will use the results to identify areas of improvement.

 Social
As of December 31, 2024, we have 22 full-time employees. Our staff is mostly comprised of professional employees engaged in origination, underwriting, closing, financial reporting, portfolio management and capital markets activities essential to our business.
We are committed to creating a strong internal culture that promotes inclusion and employee well-being. Our past and continued success relies on our ability to attract, develop, engage, and retain a team of highly motivated and talented employees. In order to meet this objective, we are committed to the following:
•
Talent acquisition and development.   We provide equal employment opportunities to all individuals and seek to cultivate an inclusive culture that respects and appreciates diversity of experience, ideas and opinions. To ensure we attract and retain top talent, we provide competitive compensation and benefits, including stock awards for all employees. We aim to develop our employees by providing internal training and reimbursement for certifications, tuition, courses and seminars for continuing professional education. We encourage

16 | 2025 PROXY STATEMENT

regular informal feedback directly from the leadership team and complete formal evaluations of each employee annually.
•
Workplace culture and empowerment.   We ensure that employees have a clear voice in sharing and upholding our cultural value and expectations through the Employee Experience Committee (EEC). The EEC allows the leadership team to engage with, and obtain feedback from, our employees on their workplace experiences. The EEC is comprised of non-management members of the organization and rotate annually. Members meet periodically to discuss recommendations to present to the leadership team, which may include additional substantive training, personal growth and professional development programs, company social and team-building events, employee benefits, and health and wellness programs. In addition, we established an Employee Recognition Program designed to recognize exemplary performance. Employees have an opportunity to nominate their teammates who have made significant contributions, and two nominees per quarter are chosen to win an award. We conduct an annual Employee Engagement Survey to further enhance our company culture and employee experience.
•
Employee wellness.   We are committed to providing a safe and healthy working environment for our employees. We offer competitive healthcare insurance and generous paid time off, as well as paid medical and parental leave. We also provide employees with standing desks, ergonomic desk chairs and fitness center memberships.

We believe when the Company does well, it is equally important for us to give back to the community. Each quarter, employees select a charitable organization to sponsor, either through fundraising or in-kind donations, where NETSTREIT matches 100% of all donations. Additionally, the Company reinforces its commitment to community involvement by offering two annual volunteer days, during which team members provide hands-on support to local charitable organizations.

 Governance
We are committed to acting with honesty and integrity and conducting all corporate opportunities in an ethical manner. Some highlights of our corporate governance program include:
•
43% of our Board, including 50% of our independent directors, are women

•
29% of our directors are racially or ethnically diverse

•
Six out of seven directors are independent

•
Independent committees

•
Separate Chair of the Board and CEO

•
Directors elected annually

•
Directors are elected by majority of votes cast in uncontested elections with a director resignation policy

•
We have opted out of the Maryland Control Share Acquisition Act of the MGCL, and we may not opt into the provisions of the Maryland Control Share Acquisition Act without the approval of our stockholders

•
No poison pill or differential voting stock structure to chill shareholder participation

•
Our Bylaws may be amended by the vote of stockholders entitled to cast at least a majority of the votes entitled to be cast upon at a duly organized meeting of stockholders

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.NETSTREIT.com. The information on, or otherwise accessible through, our website does not constitute a part of this Proxy Statement. The Code of Business Conduct and Ethics seeks to identify and mitigate conflicts of interest between our employees, directors and officers, including with respect to corporate opportunities. However, we cannot assure you that these policies or provisions of law will always be successful in eliminating or minimizing the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of our stockholders. Among other matters, our Code of Business Conduct and Ethics will be designed to deter wrongdoing and to promote:
•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•
compliance with applicable laws, rules and regulations;

•
prompt internal reporting of violations of the code to appropriate persons identified in the code;

•
accountability for adherence to the code of business conduct and ethics;

•
the protection of the Company’s legitimate business interests, including its assets and corporate opportunities; and

•
confidentiality of information entrusted to directors, officers and employees by the Company and its tenants.

We intend to promptly disclose on our website or in a Current Report on Form 8-K in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Business Conduct and Ethics that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.

17 | 2025 PROXY STATEMENT

Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees. In addition, it is our intent to comply with the applicable laws and regulations relating to insider trading. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves, or in the past has served, as a member of the Board or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee. Ms. Wittman, who joined the Compensation Committee in February 2025, previously served as our Interim Chief Financial Officer from November 2022 to April 2023. None of the other members of our Compensation Committee is, or has ever been, an officer or employee of the Company.
Communications to the Board
Stockholders and interested parties can contact the Board (including the Chair of the Board and non-employee directors) through written communication sent to NETSTREIT Corp., 2021 McKinney Avenue, Suite 1150, Dallas, Texas 75201, Attention: Secretary. Our Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is directed to the Board or that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that he otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at www.NETSTREIT.com. The information on, or otherwise accessible through, our website does not constitute a part of this Proxy Statement.
Communications of a confidential nature can be made directly to our non-employee directors or the Chair of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee or the Chair of the Board. Any submissions to the Audit Committee or the Chair of the Board should be marked confidential and addressed to the Chair of the Audit Committee or the Chair of the Board, as the case may be, c/o NETSTREIT Corp., 2021 McKinney Avenue, Suite 1150, Dallas, Texas 75201.
Other Board Information
Leadership Structure of the Board
Lori Wittman is our Chair of the Board and has served in that role since October 2024. Our Board has decided to maintain separate non-executive chair and CEO roles to allow our CEO to focus on the execution of our business strategy, growth and development, while allowing the non-executive chair to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. While our Bylaws and Corporate Governance Guidelines do not require that our non-executive chair and CEO positions be separate, the Board believes that having separate positions is the appropriate leadership structure for the Company at this time.
Board Meetings
In 2024, our Board held seven meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of our director nominees attended at least 75% of the meetings of our Board and the committees on which he or she served during 2024 that were held when he or she was a director. Our directors are encouraged to attend all annual and special meetings of our stockholders. In 2024, all of the directors attended the virtual annual meeting of stockholders.
Meetings of Non-Employee Directors
In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Ms. Wittman, the Chair of the Board, presides over these executive sessions.
Committees of the Board
Our Board has four committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Investment Committee, each of which meets the NYSE independence standards and other governance requirements for such a committee. The principal functions of each committee are briefly described below.
Additionally, our Board may from time to time establish other committees to facilitate the Board’s oversight of management of the business and affairs of our company. The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on our website at www.NETSTREIT.com. The information on, or otherwise accessible through, our website does not constitute a part of this Proxy Statement.

18 | 2025 PROXY STATEMENT

		Board Committees
Name	Director Since	Independent	Audit	Comp	Nominating	Investment
Mark Manheimer	2019
Lori Wittman	2019
Michael Christodolou	2020
Heidi Everett	2020
Todd Minnis	2019
Matthew Troxell	2019
Robin Zeigler	2020
 = Chair of Board/Committee                  = Member of Committee                Director Term: One Year                Board Meetings in 2024: 7
Standard Board Committee Meetings in 2024: Audit (9), Compensation (6), Nominating (9), Investment (1)
Audit Committee
In 2024, the Audit Committee held nine meetings. The Audit Committee charter defines the Audit Committee’s principal functions, including oversight related to:
•
the integrity of our financial statements and financial reporting process;

•
the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•
our accounting and financial reporting processes;

•
our systems of disclosure controls and procedures and internal control over financial reporting;

•
the performance of our internal audit functions;

•
our compliance with financial, legal and regulatory requirements; and

•
our overall risk assessment and management, including risks relating to data privacy, technology and information security and cybersecurity.

The Audit Committee is also responsible for appointing, compensating, retaining and overseeing an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans for and results of the audit engagement, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also will prepare the audit committee report required by SEC regulations to be included in our annual report.
Our Audit Committee consists of three members, Michael Christodolou, Matthew Troxell and Lori Wittman, with Mr. Christodolou serving as chair. Our Board has affirmatively determined that all directors serving on the Audit Committee meet the definition of “independent director” based on the standards of the NYSE, and satisfy the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has also determined that (i) each member of the Audit Committee qualifies as an “audit committee financial expert” under SEC rules and regulations and (ii) each member of the Audit Committee is “financially literate” as the term is defined by NYSE listing standards.
Compensation Committee
In 2024, the Compensation Committee held six meetings. The Compensation Committee charter defines the Compensation Committee’s principal functions, including oversight related to:
•
annually review and approve our corporate goals and objectives with respect to compensation for our Chief Executive Officer and, at least annually, evaluating the Chief Executive Officer’s performance in light of those goals and objectives to set his or her annual compensation, including salary, bonus, fees, benefits, incentive awards and perquisites;

•
review and approve compensation of other executive officers, including salaries, bonuses, fees, benefits, incentive awards and perquisites;

•
review and approve new incentive compensation plans and equity-based plans and amendments to any existing plans;

•
annually evaluate and approve appropriate compensation for non-employee directors;

•
review and approve any clawback policy;

•
review and discuss with management our compensation discussion and analysis required by SEC regulations and recommending to the Board that such compensation discussion and analysis be included in our annual report; and

•
prepare the compensation committee report to be included in our proxy statement.

19 | 2025 PROXY STATEMENT

Our Compensation Committee consists of three members, Matthew Troxell, Heidi Everett and Lori Wittman, with Mr. Troxell serving as chair. Our Board has affirmatively determined that all directors who serve on the Compensation Committee are independent under applicable NYSE rules and that each member of our Compensation Committee meets the definition of a “non-employee trustee” for the purposes of serving on our Compensation Committee under the Exchange Act.
The Compensation Committee also has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The Compensation Committee engaged Ferguson Partners Consulting L.P. (“FP”), a nationally recognized compensation consulting firm, as an independent compensation consultant in the last fiscal year to assist with advice on executive compensation, director compensation, and incentive plan design. The Compensation Committee has the sole authority to hire, fire and direct the work of FP. The mandate of the consultant is to serve the Company and work with the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, program design, market trends and technical considerations. As part of this process, the Compensation Committee reviewed a comprehensive analysis of peer group companies provided by FP. See “Compensation Discussion and Analysis — Peer Group Development Process and How We Used the Data.” Other than with respect to consulting on executive and director compensation matters, FP has performed no other services for the Compensation Committee or the Company.
The Compensation Committee has reviewed the independence of FP in light of, among other things, SEC rules and NYSE listing standards regarding compensation consultants and has concluded that FP’s work for the Compensation Committee does not raise any conflict of interest.
Nominating Committee
In 2024, the Nominating Committee held nine meetings. The Nominating Committee charter defines the Nominating Committee’s principal functions, including oversight related to:
•
identifying and recommending candidates to fill vacancies on the Board and for election by the stockholders;

•
recommending committee assignments for members to the Board;

•
review and make recommendations to the Board regarding independence determinations;

•
consider and make recommendations to the Board regarding the Board’s leadership structure;

•
overseeing the development of executive succession plans;

•
facilitating the Board’s annual evaluation of the performance of the Board, its committees and individual directors;

•
overseeing environmental stewardship and social responsibility matters; and

•
developing and recommending to the Board appropriate corporate governance policies, practices and procedures for our company.

Our Nominating Committee currently consists of three members, Robin Zeigler, Heidi Everett and Todd Minnis, with Ms. Zeigler serving as chair. Our Board has affirmatively determined that all directors who serve on the Nominating Committee are independent under NYSE listing standards.
Investment Committee
The Investment Committee was reconstituted in October 2024 and held one meeting in 2024. The Investment Committee’s principal functions include oversight related to investment policies and guidelines. Our Investment Committee currently consists of three members, Todd Minnis, Michael Christodolou and Robin Zeigler, with Mr. Minnis serving as chair. Our Board has affirmatively determined that all directors who serve on the Investment Committee are independent under NYSE listing standards.
Non-Employee Director Compensation
The following table presents information regarding the compensation earned or paid during fiscal year 2024 to our non-employee directors who served on the Board during the year. Directors who are employees of us or any of our subsidiaries do not receive any compensation for their services as directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Lori Wittman	91,250(2)	90,000	181,250
Michael Christodolou	73,511(2)	90,000	163,511
Heidi Everett	75,000	90,000	165,000
Todd Minnis	83,658(2)	90,000	173,658
Matthew Troxell	86,011	90,000	176,011
Robin Zeigler	83,511	90,000	173,511

(1)
The amounts reported in this column represent for each non-employee director, the grant date fair value of the annual restricted stock unit (“RSU”) awards of 5,193 RSUs granted to our non-employee directors in 2024. The grant date fair value of each award was calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the RSU awards, please see Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As of December 31, 2024, each non-employee director held 5,193 unvested RSUs.

(2)
Effective (i) as of October 1, 2024: (a) Ms. Wittman became Chair of the Board and ceased to serve as Chair of the Audit Committee, (b) Mr. Christodolou

20 | 2025 PROXY STATEMENT

became Chair of the Audit Committee and (c) Mr. Minnis ceased to serve as Chair of the Board and became a member of the Nominating Committee, and (ii) as of October 18, 2024, the Investment Committee was reconstituted, Mr. Minnis became its Chair and each of Ms. Zeigler and Messrs. Christodolou and Troxell became members. Fees earned or paid in cash include fees for service for a portion of 2024 as follows: (a) for Ms. Wittman, fees for service as Chair of the Board and Chair of the Audit Committee, (b) for Mr. Christodolou, fees for service as Chair of the Audit Committee and as a member of the Investment Committee, (c) for Mr. Minnis, fees for service as Chair of the Board, a member of the Nominating Committee and Chair of the Investment Committee, and (d) for Mr. Troxell and Ms. Zeigler, as members of the Investment Committee.
Director Compensation Program
Our Board has established a compensation program for our non-employee directors. During the year ended December 31, 2024, our non-employee directors received the following:
•
Annual Cash Retainer:   Annual cash retainer of $60,000, payable in quarterly installments in arrears (and prorated for partial service).

•
Chair Fees:   The additional annual cash retainer amount of $25,000 is payable to either an independent Chair or a lead independent director. The Chairs of the Audit Committee, the Compensation Committee, the Nominating Committee and the Investment Committee will receive additional annual cash retainers of $20,000, $15,000, $15,000 and $10,000, respectively.

•
Committee Fees:   Non-Chair members of the Audit Committee, the Compensation Committee, the Nominating Committee and the Investment Committee will receive additional annual cash retainers of $10,000, $7,500, $7,500 and $5,000, respectively.

•
Equity Awards:   Annual award of RSUs with a value at grant of approximately $90,000 vesting on the first anniversary of the grant date, generally subject to continued service as a director through the vesting date.

We also reimburse our directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including without limitation travel expenses in connection with their attendance in-person at Board and committee meetings.
The Company has stock ownership guidelines with respect to non-employee directors. See “Compensation Discussion and Analysis — Governance and Other Considerations — Stock Ownership Requirements” for additional information.
Effective January 1, 2025, our non-employee directors will receive:
•
Annual Cash Retainer:   Annual cash retainer of $70,000, payable in quarterly installments in arrears (and prorated for partial service).

•
Chair Fees:   The additional annual cash retainer amount of $50,000 is payable to either an independent Chair or a lead independent director. The Chairs of the Audit Committee, the Compensation Committee, the Nominating Committee and the Investment Committee will receive additional annual cash retainers of $20,000, $15,000, $15,000 and $15,000, respectively.

•
Committee Fees:   Non-Chair members of the Audit Committee, the Compensation Committee, the Nominating Committee and the Investment Committee will receive additional annual cash retainers of $10,000, $7,500, $7,500 and $7,500, respectively.

•
Equity Awards:   Annual award of RSUs with a value at grant of approximately $105,000 vesting on the first anniversary of the grant date, generally subject to continued service as a director through the vesting date.

Security Ownership of Certain Beneficial Owners, Directors and Management
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement.
The following table sets forth information, as of March 18, 2025, known to us about the beneficial ownership of shares of our common stock by our 5% or greater stockholders and by our named executive officers, directors and executive officers and directors as a group. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of March 18, 2025 or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The percentage calculations set forth in the table are based on 81,698,942 shares of common stock outstanding on March 18, 2025, rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

21 | 2025 PROXY STATEMENT

Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each named person is c/o NETSTREIT Corp., 2021 McKinney Avenue, Suite 1150, Dallas, Texas 75201. No shares beneficially owned by any executive officer or director have been pledged as security.
	Common Stock and Securities Exchangeable for Common Stock
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
5% or Greater Stockholders
Blackrock, Inc.(2)	8,144,840	10.0%
The Vanguard Group(3)	7,352,295	9.0%
Affiliates of Cohen & Steers, Inc.(4)	6,516,322	8.0%
T. Rowe Price Investment Management, Inc.(5)	6,479,145	7.9%
Principal Real Estate Investors, LLC(6)	4,531,858	5.5%
Named Executive Officers and Directors
Mark Manheimer(7)	307,072	*
Daniel Donlan(8)	27,571	*
Lori Wittman(9)	22,873	*
Michael Christodolou(10)	27,072	*
Heidi Everett(10)	18,056	*
Todd Minnis(10)	15,552	*
Matthew Troxell(10)	36,806	*
Robin Zeigler(10)	18,344	*
All executive officers and directors as a group (8 persons)	473,346	*

*
Less than 1%.

(1)
Percentages are rounded.

(2)
Based solely on the Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 5, 2025. Blackrock, Inc. has sole voting power over 7,932,473 shares and sole dispositive power over 8,144,840 shares. The address for Blackrock, Inc. is 50 Hudson Yards, New York, New York 10001.

(3)
Based solely on the Schedule 13G/A filed by The Vanguard Group with the SEC on April 10, 2024. The Vanguard Group has shared voting power over 101,856 shares, sole dispositive power over 7,188,928 shares and shared dispositive power over 163,367 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)
Based solely on the Schedule 13G/A filed by Cohen & Steers, Inc. with the SEC on September 10, 2024. Represents shares beneficially owned by Cohen & Steers, Inc. and certain of its affiliates. Cohen & Steers, Inc. has sole voting power over 6,364,983 shares and sole dispositive power over 6,516,322 shares. The address of Cohen & Steers, Inc. is 1166 Avenue of the Americas, 30th Floor, New York, New York 10036.

(5)
Based solely on the Schedule 13G filed by T. Rowe Price Investment Management, Inc. with the SEC on November 14, 2024. T. Rowe Price Investment Management, Inc. has sole voting power over 6,437,310 shares and sole dispositive power over 6,479,145 shares. The address of T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201.

(6)
Based solely on the Schedule 13G filed by Principal Real Estate Investors, LLC with the SEC on February 10, 2025. Principal Real Estate Investors, LLC has shared voting and dispositive power over 4,531,858 shares. The address for Principal Real Estate Investors, LLC is 801 Grand Avenue, Des Moines, Iowa 50392.

(7)
Excludes 243,368 unvested RSUs.

(8)
Includes 11,681 RSUs that vest within 60 days of March 18, 2025. Excludes 64,618 unvested RSUs.

(9)
Includes 2,639 shares held indirectly through the Lori B. Wittman Revocable Trust of which Ms. Wittman acts as trustee and 1,111 shares held indirectly in a joint account with her husband. Excludes 7,192 unvested RSUs.

(10)
Excludes 7,192 unvested RSUs.

22 | 2025 PROXY STATEMENT

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2019 OMNIBUS PLAN
(PROPOSAL NO. 2)
We are asking our stockholders to approve an amendment and restatement of the NETSTREIT Corp. 2019 Omnibus Incentive Compensation Plan (the “2019 Plan”). On March 20, 2025, the Compensation Committee of our Board (the “Compensation Committee”) approved the amendment and restatement of the 2019 Plan, subject to approval by our stockholders at the Annual Meeting. We refer to the 2019 Plan, as amended and restated, as the Restated 2019 Plan throughout this Proxy Statement.
The Restated 2019 Plan contains the following material changes from the 2019 Plan:
•
the aggregate number of shares of our common stock that may be issued under the Restated 2019 Plan has been increased by 2,200,000 shares (for a total of 4,294,976 shares), subject to adjustment for certain changes in our capitalization;

•
the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the Restated 2019 Plan has been increased by 3,363,291 shares (for a total of 4,294,976 shares), subject to adjustment for certain changes in our capitalization;

•
the Restated 2019 Plan will no longer automatically terminate in 2029, but awards that are intended to be incentive stock options cannot be granted after the tenth anniversary of the Compensation Committee’s approval of the Restated Plan;

•
the limit on the aggregate value of all cash and equity-based compensation paid or granted by us to any individual for service as a non-employee director with respect to any fiscal year has been increased from $600,000 in total value to $750,000 in total value, or in the first year that a non-employee director is appointed or elected to our Board, $1,000,000 in total value; and

•
certain other administrative and clarifying changes have been adopted in the Restated 2019 Plan, including language providing that, in the event a participant’s regular level of time commitment in the performance of his or her services for the Company or any affiliate is reduced, the plan administrator may (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such award.

Why We Are Asking Our Stockholders to Approve the Restated 2019 Plan
The adoption of the Restated 2019 Plan is necessary to allow us to continue to make our customary annual long-term incentive awards and other equity awards to attract, retain and motivate our officers, key employees, non-employee directors and consultants, and to continue to link the interests of participants to those of the Company’s stockholders. If this Proposal No. 2 is approved by our stockholders, the Restated 2019 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal No. 2, the Restated 2019 Plan will not become effective, and the 2019 Plan will continue in its current form.
Why You Should Vote for the Restated 2019 Plan
The Size of Our Share Reserve Increase Request Is Reasonable
•
If this Proposal No. 2 is approved by our stockholders, we will have 2,200,000 new shares available for grant after the Annual Meeting for a total of approximately 2,626,573 shares available for grant after the Annual Meeting (based on shares available under the 2019 Plan as of March 18, 2025).

•
The proposed request, inclusive of the number of shares remaining available for grant, would not be substantially dilutive (issuance of all awards would be approximately 3.1% of shares outstanding, which is below the median of share requests in 2023 and 2024 at similarly situated equity REITs (3.4%)).

•
The Company anticipates these shares will be sufficient to cover equity awards for the next several years due to our reasonable grant practices, with a 3-year average burn rate of 0.46%, which is meaningfully below the ISS benchmark for our industry of 1.05%. Despite this estimate, the duration of the share reserve may be shorter or longer depending on various factors such as stock price, aggregate equity needs, and the equity award type mix.

The Restated 2019 Plan Combines Compensation and Governance Best Practices
In addition to the stockholder-friendly features of our executive compensation program, the Restated 2019 Plan also includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including, without limitation:
•
Flexibility in Designing Equity Compensation Scheme.   The Restated 2019 Plan allows us to provide a broad array of equity incentives, including stock options, stock appreciation rights (“SARs”), restricted shares, restricted stock units (“RSUs”), long-term incentive plan units (“LTIP units”), performance-based awards (including performance-based restricted shares and RSUs) and other share-based awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

23 | 2025 PROXY STATEMENT

•
No “Evergreen” Provision.   The Restated 2019 Plan does not provide for an automatic annual increase in shares available for grant based on the number of outstanding shares of common stock and instead fixes the maximum number of shares available for future grants. Accordingly, stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation program.

•
No Repricing Without Stockholder Approval.   The Restated 2019 Plan expressly prohibits the repricing of outstanding options and stock appreciation rights and the cancellation of any outstanding options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards under the Restated 2019 Plan without prior stockholder approval.

•
No Liberal Change in Control Definition.   The change in control definition in the Restated 2019 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Restated 2019 Plan to be triggered.

•
No Liberal Share Recycling.   Shares will not be added back to the available pool of shares under the Restated 2019 Plan when they are withheld to cover taxes or the exercise price of an award, or when they are subject to a stock-settled SAR that is exercised but not issued in settlement thereof.

•
No Automatic Grants.   The Restated 2019 Plan does not provide for “reload” or other automatic grants to participants.

•
Awards Subject to Clawback.   Awards granted under the Restated 2019 Plan will be subject to recoupment in accordance with the Company’s clawback policies, as they may be amended from time to time (and which are described in more detail in the “Compensation Discussion and Analysis” below). In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

We Manage Our Equity Incentive Award Use Carefully and Dilution Is Reasonable
We continue to believe that equity incentive awards such as restricted stock units are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. In addition, the vesting of some of our equity awards granted to our named executive officers are contingent on meeting pre-defined performance criteria, thereby ensuring alignment with value creation.
Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2024, 2023 and 2022.
	Fiscal Year
	2024	2023	2022
Total number of shares of common stock subject to stock options granted	—	—	—
Total number of shares of common stock subject to full value awards granted	379,735	243,508	255,558
Weighted-average number of shares of common stock and OP Units outstanding	76,942,723	64,402,271	50,031,444
Burn Rate(1)	0.49%	0.38%	0.51%
3-Year Average Burn Rate		0.46%

(1)
Burn Rate is calculated as (shares subject to stock options granted + shares subject to full value awards granted) / (weighted-average common stock outstanding + OP Units outstanding).

Overhang
The following table provides certain information regarding our equity incentive program.
As of March 18, 2025
Total number of shares of common stock subject to outstanding stock options(1)	—
Total number of shares of common stock subject to outstanding full value awards	860,448
Total number of shares of common stock available for grant under the 2019 Plan(2)	426,573
Total number of shares of common stock outstanding	81,698,942
Total number of shares of Class A units of limited partnership of the operating partnership convertible into shares of common stock	424,956
Per-share closing price of common stock as reported on The New York Stock Exchange	$15.42

(1)
No stock options have been granted under the 2019 Plan.

(2)
The 2019 Plan is the Company’s only active equity compensation plan.

24 | 2025 PROXY STATEMENT

Description of the Restated 2019 Plan
A summary of the Restated 2019 Plan is set forth below. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated 2019 Plan, which has been included as Appendix B in this Proxy Statement and is incorporated by reference herein.
Purpose
The primary purposes of the Restated 2019 Plan are to give us a competitive advantage in attracting, retaining and motivating employees (including prospective employees), directors and consultants, align the interests of those individuals with the Company’s stockholders and promote ownership of the Company’s equity. To accomplish these purposes, the Restated 2019 Plan provides for the grant of stock options (both stock options intended to be “incentive stock options” intended to meet the requirements under Section 422 of the Code and “nonqualified stock options” that do not meet such requirements), stock appreciation rights (“SARs”), restricted shares, RSUs, long-term incentive plan units (“LTIP units”), performance-based awards (including performance-based restricted shares and RSUs), other share-based awards, and other cash-based awards (collectively, “awards”), with each grant evidenced by an award agreement providing the terms of the award.
Administration of the Restated 2019 Plan
The Restated 2019 Plan is administered by the Compensation Committee. Subject to the terms of the Restated 2019 Plan, the Compensation Committee will determine which employees, directors and consultants will receive awards under the Restated 2019 Plan, the dates of grant, the number and types of awards to be granted, the exercise or purchase price of each award, and the terms and conditions of the awards, including the period of their exercisability and vesting and the fair market value applicable to a stock award.
In addition, the Compensation Committee has the authority to determine whether any award may be settled in cash, shares of our common stock, other securities, or other awards or property. The Compensation Committee has the authority to interpret the Restated 2019 Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the Restated 2019 Plan or any awards granted under the Restated 2019 Plan as it deems to be appropriate. The Compensation Committee may also delegate any of its powers, responsibilities or duties to any person who is not a member of the Compensation Committee or any administrative group within the Company. Our Board may also grant awards or administer the Restated 2019 Plan, and our Board is permitted to take any actions the Compensation Committee is permitted to take with respect to the Restated 2019 Plan.
Eligibility
Certain employees, consultants, and directors are eligible to be granted awards under the Restated 2019 Plan, other than incentive stock options, which may be granted only to employees. As of March 18, 2025, there were approximately 25 employees and six non-employee directors who would potentially be eligible to receive awards under the Restated 2019 Plan.
Shares Available for Awards
Subject to adjustment as provided in the Restated 2019 Plan, the total number of shares of common stock reserved and available for issuance thereunder is equal to 4,294,976 shares, which number is the sum of (i) 2,094,976 shares that were originally reserved and available for issuance upon our initial public offering in August 2020 and (ii) 2,200,000 newly requested shares.
If an award granted under the Restated 2019 Plan expires, is forfeited or is settled in cash, the shares of our common stock not acquired pursuant to the award will again become available for subsequent issuance under the Restated 2019 Plan. Shares of our common stock subject to awards that are assumed, converted or substituted under the Restated 2019 Plan as a result of our acquisition of another company will not be counted against the number of shares that may be granted under the Restated 2019 Plan. The following types of shares under the Restated 2019 Plan will not become available for the grant of new awards under the Restated 2019 Plan: (i) shares withheld to satisfy any tax withholding obligation; and (ii) shares tendered to, or withheld by, us to pay the exercise price of an option.
Non-Employee Director Compensation Limit
The maximum number of shares of our common stock that may be granted to any non-employee director during a fiscal year, taken together with any cash fees paid to such non-employee director during the fiscal year with respect to his or her service as a director, shall not exceed $750,000 in total value, or in the event such non-employee director is first appointed or elected to our Board during such fiscal year, $1,000,000 in total value (calculating the value of any such shares based on the grant date fair market value).
Conditions on Awards
All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to certain limitations provided in the Restated 2019 Plan. Each award granted under the Restated 2019 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions. To the extent necessary to do so, in the case of any conflict or potential inconsistency between the Restated 2019 Plan and a provision of any award or award agreement with respect to an award, the Restated 2019 Plan will govern.
The Compensation Committee may condition the vesting of or the lapsing of any applicable vesting restrictions or conditions on awards upon the attainment of performance goals, continuation of service, or any other term or conditions. If performance goals are established by the Compensation Committee in connection with the grant of an award, they will be based on one or more of the following criteria (“Performance Criteria”): measures

25 | 2025 PROXY STATEMENT

of efficiency (including operating efficiency, productivity ratios or other similar measures); measures of achievement of expense targets, costs reductions, working capital, cash levels or general expense ratios; asset growth; earnings per share or net earnings; enterprise value or value creation targets; combined net worth; debt to equity ratio; revenue sales, net revenues or net sales measures; gross profit or operating profit measures (before or after taxes); investment performance; income or operating income measures (with or without investment income or income taxes, before or after risk adjustment, or other similar measures); cash flow; margin; net income (before or after taxes); earnings before interest, taxes, depreciation and/or amortization; return measures (including return on capital, invested capital, total capital, tangible capital, expenses, tangible expenses, equity, revenue, investment, assets or net assets or total stockholder return or similar measures); market share measures; measures of balance sheet achievements (including debt reductions, leverage ratios or other similar measures); increase in the fair market value of the Company’s common stock; changes (or the absence of changes) in the per share or aggregate fair market value of the Company’s common stock; the achievement of specific Company milestones; number of securities sold and funds from operations; and any combination of, or a specified increase or decrease in, any of the foregoing. The vesting conditions placed on any award need not be the same with respect to each grantee and the Compensation Committee will have the sole discretion to amend any outstanding award to accelerate or waive any or all restrictions, vesting provisions or conditions set forth in the award agreement.
Types of Awards
Stock Options.   An award of a stock option gives a grantee the right to purchase a certain number of shares of our common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of our common stock on the grant date. The term of a stock option may not exceed 10 years from the date of grant. Incentive stock options may only be granted from a plan that has been approved by our stockholders and will be exercisable in any fiscal year only to the extent that the aggregate fair market value of our common stock with respect to which the incentive stock options are exercisable for the first time does not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five years from the date of grant. The exercise price of any stock option may be paid using (i) cash, check or certified bank check, (ii) shares of our common stock, (iii) a net exercise of the stock option, (iv) other legal consideration approved by the Company and permitted by applicable law and (v) any combination of the foregoing.
Subject to adjustment as provided in the Restated 2019 Plan, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the Restated 2019 Plan is 4,294,976 shares.
SARs.   A SAR entitles the grantee to receive an amount equal to the difference between the fair market value of our common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our common stock on the grant date), multiplied by the number of shares subject to the SAR. The term of a SAR may not exceed ten years from the date of grant. Payment to a grantee upon the exercise of a SAR may be either in cash or shares of our common stock as determined by the Compensation Committee.
Restricted Shares.   A restricted share award is an award of outstanding shares of our common stock that does not vest until a specified period of time has elapsed, or other vesting conditions have been satisfied as determined by the Compensation Committee, and which will be forfeited if the conditions to vesting are not met. The Company may issue a certificate representing the shares of restricted shares, registered in the name of the grantee, and the Company may hold the certificate until the restrictions upon the award have lapsed. During the period that any restrictions apply, the transfer of stock awards is generally prohibited. Grantees have full voting rights with respect to their restricted shares. All dividend payments will be retained by the Company for the account of the relevant grantee during the vesting period. Such dividend payments will revert back to the Company if the restricted share upon which such dividends were paid reverts back to the Company. Upon vesting of the restricted share, any dividend payments will be paid to the grantee (without interest).
Restricted Stock Units.   An RSU is an unfunded and unsecured obligation to issue a share of common stock (or an equivalent cash amount) to the grantee in the future. RSUs become payable on terms and conditions determined by the Compensation Committee and will be settled either in cash or shares of our common stock as determined by the Compensation Committee.
LTIP Units.   LTIP unit awards consist of a grant of limited partnership units of our operating partnership (or any successor entity), the entity through which we will conduct substantially all our business. LTIP units can be granted either as free-standing awards or in tandem with other awards under the Restated 2019 Plan and are valued by reference to the value of shares of our common stock. LTIP unit awards will be structured to qualify as so-called “profits interests” for U.S. federal income tax purposes, meaning that no income will be recognized by the recipient upon grant or vesting, and we will not be entitled to any corresponding deduction. As profits interests, LTIP units would not initially have full parity with OP units with respect to liquidating distributions, but upon the occurrence of specified events could over time achieve such parity and thereby accrete to an economic value equivalent to shares of our common stock on a one-for-one basis. However, there are circumstances under which such parity would not be reached, in which case the value of the LTIP unit award would be reduced. If LTIP units are not disposed of within the one-year period beginning on the date of grant of the LTIP unit award, any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition should be taxed as long-term capital gain.
Performance-Based Awards.   Under the Restated 2019 Plan, the Compensation Committee may grant any type of award (including, but not limited to, restricted shares, RSUs and other share-based or cash-based awards) that are subject to the achievement of performance goals selected by the Compensation Committee. Such performance goals may be measured in absolute terms or relative to historic performance or the performance of other companies or an index.
Other Share-Based or Cash-Based Awards.   Under the Restated 2019 Plan, the Compensation Committee may grant other types of share-based, share-related or cash-based awards subject to such terms and conditions that the Compensation Committee may determine. Such awards may include the grant or offer for sale of unrestricted shares of our common stock, dividend equivalents, or cash awarded as a bonus, any of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions.

26 | 2025 PROXY STATEMENT

Adjustments
In connection with a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution, the Compensation Committee will make adjustments as it deems appropriate in (i) the aggregate number of shares of our common stock reserved for issuance under the Restated 2019 Plan and (ii) the kind, number and exercise or purchase price subject to outstanding awards granted under the Restated 2019 Plan.
Change in Control
The Compensation Committee may provide in an award agreement that an award under the Restated 2019 Plan will rest on an accelerated basis upon a participant’s termination of employment in connection with a “change in control” (as defined in the Restated 2019 Plan). In the event of a change in control, the Compensation Committee may also (i) provide for the assumption of or the issuance of substitute awards, (ii) provide that for a period of at least twenty days prior to the change in control, stock options or SARs that would not otherwise become exercisable prior to a change in control will be exercisable as to all shares of common stock, as the case may be, subject thereto and that any stock options or SARs not exercised prior to the consummation of the change in control will terminate and be of no further force or effect as of the consummation of the change in control, (iii) modify the terms of such awards to add events or conditions (including the termination of employment within a specified period after a change in control) upon which the vesting of such awards will accelerate, (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Compensation Committee) after closing or (v) settle awards for an amount (as determined in the sole discretion of the Compensation Committee) of cash or securities (in the case of stock options and SARs that are settled in cash, the amount paid will be equal to the in-the-money spread value, if any, of such awards).
Amendment and Termination
Our Board or Compensation Committee may amend, alter or terminate the Restated 2019 Plan at any time, provided that no such amendment may materially adversely impair the rights of a grantee of an award without the grantee’s consent. Stockholder approval of an amendment, alteration or termination will be obtained to increase the share limit (subject to adjustment as described above) and for any amendment that would require such approval to satisfy the requirements of Section 422 of the Code, if applicable, any rules of the stock exchange(s) on which the shares of our common stock are traded or other applicable law.
No incentive stock options may be granted under the Restated 2019 Plan after March 20, 2035, which is the tenth anniversary of the date the Restated 2019 Plan was adopted by the Compensation Committee.
Certain U.S. Federal Income Tax Effects
The following is a brief summary of the United States federal income tax treatment generally applicable to awards under the Restated 2019 Plan. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Restated 2019 Plan. A participant may also be subject to state and local taxes.
Nonqualified Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. If the shares of common stock acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.
Incentive Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the Restated 2019 Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares of common stock on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.
Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares of common stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.
SARs.   A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares of common stock received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of

27 | 2025 PROXY STATEMENT

exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Shares.   A participant subject to United States federal income tax generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units.   A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the time of settlement, and the Company will have a corresponding deduction at that time.
Other Share-Based Awards and Other Cash-Based Awards.   In the case of other share-based awards (other than LTIP units) and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income. LTIP units are taxed under partnership taxation rules and generally will have no tax consequences until distributions are made with respect to the LTIP units. We will not receive a tax deduction for the value of any LTIP units granted to participants under the Restated 2019 Plan.
Deductibility Limit on Compensation in Excess of  $1 Million.   Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million.
New Plan Benefits
The following table sets forth certain information regarding future benefits under the Restated 2019 Plan.
Name and Position	Dollar Value ($)	Number of Shares (#)
Mark Manheimer President, Chief Executive Officer and Secretary	(1)	(1)
Daniel Donlan Chief Financial Officer and Treasurer	(1)	(1)
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	(2)	(2)
All employees, including current officers who are not executive officers, as a group	(1)	(1)

(1)
Awards granted under the Restated 2019 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Restated 2019 Plan, and we have not granted any awards under the Restated 2019 Plan subject to stockholder approval of this Proposal No. 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Restated 2019 Plan are not determinable.

(2)
Awards granted under the Restated 2019 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Restated 2019 Plan. Accordingly, the benefits or amounts that will be received by or allocated to our non-employee directors under the Restated 2019 Plan are not determinable. Pursuant to our current compensation program for non-employee directors, in February 2025, each of our current non-employee directors received an annual grant of RSUs under the 2019 Plan with an aggregate grant date fair value of $105,000. On and after the date of the Annual Meeting, any such awards will be granted under the Restated 2019 Plan if this Proposal No. 2 is approved by our stockholders. For information regarding our current compensation program for non-employee directors, please see “Non-Employee Director Compensation” above.

Grants under the 2019 Plan made in 2024 to our named executive officers are shown in the 2024 Grants of Plan-Based Awards table below.

28 | 2025 PROXY STATEMENT

Plan Benefits
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of common stock subject to awards that have been granted (even if not currently outstanding) under the 2019 Plan since its inception through March 18, 2025.
Name and Position	Number of Shares (#)
Mark Manheimer President, Chief Executive Officer and Secretary	1,096,178
Daniel Donlan Chief Financial Officer and Treasurer	150,811
All current executive officers as a group	1,246,989
All current directors who are not executive officers as a group	168,887
Each nominee for election as a director	1,265,065
Mark Manheimer	1,096,178
Lori Wittman	28,998
Michael Christodolou	26,764
Heidi Everett	26,764
Todd Minnis	30,264
Matthew Troxell	28,998
Robin Zeigler	27,099
Each associate of any executive officers, current directors, or director nominees	—
Each other person who received or is to receive 5% of awards	239,259
All employees, including current officers who are not executive officers, as a group	639,160
Equity Compensation Plan Information
The following table summarizes the equity compensation plan under which our common stock may be issued as of December 31, 2024:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	617,429	—	737,897
Equity compensation plans not approved by security holders	—	—	—
Total	617,429	—	737,897

(1)
Relates to restricted stock units (“RSUs”) available for issuance under our 2019 Omnibus Incentive Compensation Plan.

(2)
Includes 617,429 shares that employees and non-employee directors have the right to acquire upon the vesting of the equivalent RSUs that they have been awarded under our 2019 Omnibus Incentive Compensation Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

29 | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) discusses our executive compensation philosophy, objectives and programs, the compensation decisions made under those programs, and the factors considered by the Compensation Committee of our Board (the “Committee”) in making those decisions. The CD&A focuses on the compensation of our named executive officers for 2024:
Named Executive Officer	Title
Mark Manheimer	President, Chief Executive Officer and Secretary
Daniel Donlan	Chief Financial Officer and Treasurer
Mr. Manheimer and Mr. Donlan are our named executive officers for 2024 based on their respective positions with us as principal executive officer and principal financial officer during 2024. Because we only had two “executive officers” as defined in Exchange Act Rule 3b-7 during 2024, we only have two named executive officers.
Overview of the Compensation Program
The Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy and executive compensation programs. The Committee strives to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executive officers, including the named executive officers, are similar to those provided to executive officers at comparable companies in similarly situated positions.
Compensation Philosophy and Objectives
The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of our specific annual, long-term and strategic goals, and which aligns executives’ interests with those of our stockholders by rewarding performance above pre-established goals, with the ultimate objective of improving stockholder value. The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives at comparable companies. To that end, the Committee believes that the executive compensation packages provided by us to our named executive officers generally should include both cash- and equity-based compensation that rewards performance as measured against pre-established goals. Our pay-for-performance philosophy, as shown below, is evidenced by a significant portion of our Chief Executive Officer’s (84%) and Chief Financial Officer’s (75%) target compensation for 2024, as approved by the Committee in February 2024, being performance-based/at-risk.

*
Excludes the supplemental grant of approximately $250,000 in value of time-based RSUs awarded to Mr. Manheimer in March 2024 to correct an inadvertent administrative error that resulted in Mr. Manheimer’s 2023 long-term incentive awards having an aggregate target grant value that was $300,000 less than the Committee had originally intended.

Say on Pay Advisory Vote Results and Stockholder Outreach
Stockholders are provided the opportunity to cast an annual advisory vote on the compensation of our named executive officers. At our 2024 annual meeting of stockholders, approximately 91% of the votes cast on the “say-on-pay” advisory proposal were in favor of the 2023 compensation paid to our named executive officers, which represented a 44% increase over the support level for our 2023 “say-on-pay” advisory proposal. We believe this increase in the level of support was, in part, the result of the stockholder outreach that we performed and changes we made to our executive compensation program over the past two years.
Following the 2023 “say-on-pay” advisory vote, we conducted an extensive engagement campaign to better understand our investors’ views on our executive compensation program. We reached out to or responded to meeting requests from stockholders collectively representing approximately 82% of our outstanding shares, and we engaged in substantive discussions with stockholders collectively representing approximately 47% of such outstanding shares. Company participants in these substantive discussions included our Chief Executive Officer, Chief Financial Officer and our Director of Investor Relations.

30 | 2025 PROXY STATEMENT

Based on that outreach and after considering stockholder feedback, as well as input from Ferguson Partners Consulting L.P. (“FP”), the Committee’s independent compensation consultant, the Committee took the following actions in 2024:
Compensation Factor	Feedback and Analysis	Actions Taken
Peer Group Composition	• Peer group should include better size comparisons to ensure the Company makes appropriate pay level decisions	• Removed 4 of the largest companies from our peer group • Added 3 additional REITs, all of whom are smaller than us in terms of implied equity market capitalization
Stockholder Alignment and Governance Enhancements
•
Based on a market review of current best practices from our independent compensation consultant, it was noted that best practice includes strong alignment between stockholder and management interests and a transparent, pay-for-performance structure (no stockholder feedback was negative about any of our current practices)

•
To further strengthen the alignment between our executive officers and our stockholders:

◦
increased the CEO’s stock ownership requirement from 5X to 6X annual salary; and

◦
provided executive officers with the ability to elect to receive RSUs in lieu of up to 75% (increased from 50%) of STI compensation under the Alignment of Interest Program, which is described in the section entitled “Alignment of Interest” Program below

The Board continues to believe that the structure of our executive compensation program remains strong, performance-oriented, and aligned with the interests of our stockholders. Our executive compensation program employs market best practices such as:
•
Providing for a significant portion of CEO pay that is “at risk” (84% of 2024 target direct compensation was at-risk);

•
Utilizing a formulaic incentive structure in our short-term incentive program, with 80% of the short-term incentive opportunity for our named executive officers being based on financial metrics (as compared to less than 70% on average for our peer group);

•
Incorporating performance-based equity for our CEO that represents 60% of his annual long-term incentive opportunity (as compared to an average of only 45% in our peer group);

•
Our performance-based equity requires both relative TSR performance at the 55th percentile and an 8% annual return to earn a target level payout, thereby requiring us to deliver strong TSR performance on both a relevant and an absolute basis over a three-year performance period to earn such a payout;

•
Maintaining stock ownership guidelines in line with best practices that align with stockholder and market expectations;

•
Employing a clawback policy that complies with NYSE listing standards pursuant to SEC rules promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to our executive officers; and

•
Retaining an independent compensation consultant to advise the Committee.

The Committee will continue to monitor and evaluate our executive compensation program going forward in light of our stockholders’ views and our transforming business needs. In addition, the Committee expects to continue to consider the outcome of our “say-on-pay” advisory votes and our stockholders’ views when making future compensation decisions for the named executive officers.
Setting Executive Compensation
Role of the Committee and Executive Officers in Compensation Decisions
The Committee is responsible for reviewing and approving the compensation of our named executive officers. In this capacity, and based on the foregoing objectives, the Committee has structured our executive compensation programs to motivate our executives to achieve the corporate performance goals set by us and to reward the executives for achieving these goals. In evaluating executive compensation, the Committee considers a variety of factors, including market demands and compensation data, internal equity and external surveys, which provide insight into and guidance on the pay practices of similar companies. While survey data provides us with a helpful guideline, we do not make compensation decisions based on any single factor.
Our Chief Executive Officer annually reviews the performance of all executive officers (other than the Chief Executive Officer, whose performance is reviewed by the Committee). The conclusions reached and recommendations made based on these reviews, including with respect to salary adjustments and annual short-term incentive opportunity and actual payout amounts, are presented to the Committee, which has the discretion to modify any recommended adjustments or awards to executives.
The Committee has final approval over all compensation decisions for our named executive officers and approves recommendations regarding cash and equity awards to each of our executive officers.
Role of the Independent Compensation Consultant
To assist with the analysis of executive compensation for fiscal year 2024, the Committee engaged FP as its independent compensation consultant. FP reports directly to the Committee, and the Committee has the sole authority to hire, fire and direct the work of FP. For fiscal year 2024, FP advised the

31 | 2025 PROXY STATEMENT

Committee on a variety of compensation-related issues, including: (1) evaluating the current executive compensation program design and assisting in structuring an executive compensation program that meets the objectives described above; (2) identifying the appropriate mix of compensation components, including base salary, short-term incentives and long-term incentives to ensure proper incentive alignment; (3) reviewing the compensation practices of other REITs in order to evaluate market trends and compare our executive compensation program and compensation for other senior employees with our competitors; and (4) assisting with developing a peer group of companies for formal compensation benchmarking purposes.
Through review and consultation with FP, the Committee assessed the independence of FP in light of, among other factors, the independence factors established by the NYSE. As a result of this assessment, the Committee has determined that FP’s work raised no conflict of interest currently or during the 2024 fiscal year.
Peer Group Development Process and How We Used the Data
The Committee reviews and makes adjustments to the composition of the peer group on an annual basis, or more often as deemed necessary, to account for changes in both our business and the businesses of the companies in the peer group. The Committee does not have a specific target compensation level for the named executive officers. Instead, we review data concerning practices at our peer group companies and within the REIT industry as a reference point to assist in developing programs that will attract and retain talent and drive company performance.
In October 2023, the Committee, after considering stockholder feedback and using information provided by FP, established the following peer group to be used in connection with making compensation decisions for 2024:
2024 Peer Group(1)
Agree Realty (ADC)	Getty Realty (GTY)
Chatham Lodging Trust (CLDT)	Peakstone Realty Trust (PKST)
Community Healthcare Trust (CHCT)	Plymouth Industrial REIT (PLYM)
Essential Properties Realty Trust (EPRT)	Retail Opportunity Investments (ROIC)
Four Corners Property Trust (FCPT)	Urban Edge Properties (UE)

(1)
In October 2024, the Committee approved the peer group to be used in connection with making compensation decisions for 2025. We added FrontView REIT (FVR) and Sila Realty Trust (SILA) to the 2025 peer group, but the 2025 peer group otherwise remained unchanged from the 2024 peer group.

The 2024 peer group was established based on two parameters: (1) industry focus; and (2) size, as measured by a company’s total enterprise value and implied equity market capitalization. Specifically, the Committee’s selection process focused primarily on net lease and external growth oriented REITs and secondarily on other retail REITs (excluding regional malls), other REITs and geographic competitors, in each case of comparable size, with both total enterprise value and implied equity market capitalization generally between 0.25x and 3.0x of the Company’s then-current total enterprise value and implied equity market capitalization. Based on these criteria, the Committee removed several companies included in our 2023 peer group that were relatively larger in size than the Company (including Spirit Realty Capital, Pebblebrook Hotel Trust, RLJ Loding Trust, and SITE Centers) and added three companies that were relatively closer in size to the Company (namely, Community Healthcare Trust, Peakstone Realty Trust, and Plymouth Industrial REIT, each of whom had a lower implied equity market capitalization than the Company’s then-current total enterprise value). In addition, RPT Realty was removed following its acquisition by Kimco Realty Corporation.
In addition, the Committee approved two triple-net lease free standing retail REITs as “structure peers”: National Retail Properties, Inc. and Realty Income Corporation. The Committee uses both the peer group and the structure peers to assess the alignment of our executive compensation program structure with current market practices, but only the peer group is used to assess magnitude of compensation.
Executive Compensation Components
The principal components of compensation for our named executive officers generally are: (1) base salary; (2) short-term incentives (“STI”); and (3) time- and performance-based long-term incentive (“LTI”) awards granted pursuant to the Company’s 2019 Omnibus Incentive Compensation Plan (the “Omnibus Plan”).
The table below summarizes the 2024 target compensation opportunities that the Committee approved for our named executive officers. These amounts, which are discussed in further detail below, differ from those shown in the Summary Compensation Table included in this Proxy Statement, which report the actual STI payouts earned based on 2024 performance and the grant date fair value of the LTI awards.
Executive Compensation Component	Mark Manheimer(1)	Daniel Donlan(2)
Base Salary ($) (year-over-year change)	700,000 (no change)	375,000 (increased from 350,000)
Target STI ($) (year-over-year change)	700,000 (no change)	425,000 (increased from 350,000)
Target LTI ($) (year-over-year change)	3,000,000 (increased from 2,600,000)	700,000 (increased from 650,000)(3)
Target Total Compensation ($) (year-over-year change)	4,400,000 (increased from 4,000,000)	1,500,000 (increased from 1,350,000)

32 | 2025 PROXY STATEMENT

(1)
Mr. Manheimer’s target total compensation for 2024 fell slightly below the 50th percentile of our peer group.

(2)
Mr. Donlan’s target total compensation for 2024 approximated the 50th percentile of our peer group.

(3)
Represents the fair value of Mr. Donlan’s new hire RSU award granted in connection with his appointment to Chief Financial Officer and Treasurer in April 2023.

Base Salary
We generally provide our named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salaries established for our named executive officers are intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by the Committee and have generally been set at levels deemed necessary to attract and retain talented individuals. Base salaries are also designed to provide our named executive officers with steady income during the course of the fiscal year that is not contingent on short-term variations in the Company’s operating performance. The initial base salary for our named executive officers is generally established in an employment agreement.
Salary levels are reviewed annually as part of our performance review process as well as upon a promotion or other material change in job responsibility. Merit-based increases to salaries of the executives are based on the Committee’s assessment of the individual’s performance.
When setting the annual base salaries of our executives, the Committee primarily considers the scope of an executive’s responsibilities, internal pay equity, the executive’s individual performance, and competitive market data. The Committee reviews these criteria collectively but does not assign a weight to any criterion when setting base salaries. Each base salary adjustment is made by the Committee subjectively based upon the foregoing.
In early 2024, after considering the criteria described above, the Committee determined not to increase Mr. Manheimer’s base salary rate for fiscal year 2024, as his 2023 base salary rate remained market competitive. The Committee also approved a 7% increase to Mr. Donlan’s base salary rate for fiscal year 2024, which still placed Mr. Donlan’s 2024 base salary below the 25th percentile of comparable salaries within our peer group. Accordingly, the 2024 base salary rates for Messrs. Manheimer and Donlan were as follows:
Name	2024 Base Salary Rate ($) (Effective January 1, 2024)
Mark Manheimer	700,000
Daniel Donlan	375,000
Short-Term Incentive Program
Our executive officers generally are eligible for STI based on Company performance, with payment amounts determined by the Committee based on the Committee’s assessment of performance for the applicable year. The STI program is intended to focus the entire organization on meeting or exceeding the annual performance goals that are set during the early part of each year and approved by the Committee, while also providing significant opportunity to reward individual contributions.
An executive officer’s STI opportunity under our STI program is tied to such executive’s base salary rate in effect at the time of grant, and such opportunity generally increases as their ability to affect the Company’s performance increases. Consequently, as an executive’s responsibilities increase, his variable compensation in the form of STI opportunity, which is dependent on Company performance, generally makes up a larger portion of the executive’s total compensation.
The 2024 STI opportunities for Messrs. Manheimer and Donlan, which were determined by the Committee in early 2024, are set forth in the table below. Mr. Manheimer’s 2024 STI opportunity did not change year-over-year, and Mr. Donlan’s target STI opportunity was increased from $350,000 for fiscal year 2023 to $425,000 for fiscal year 2024, which placed Mr. Donlan’s 2024 STI opportunity at approximately the 50th percentile of our peer group.
	Short-Term Incentive Opportunity as % of Base Salary(1)
Name	Threshold	Target	Maximum	Target STI ($)
Mark Manheimer	50%	100%	200%	700,000
Daniel Donlan	57%	113%	227%	425,000

(1)
Linear interpolation is applied between the specified performance levels for all metrics described below. Further, for each metric, there is no payout for performance below threshold and no increased payout for performance above maximum.

For our 2024 STI program, the Committee determined to use the pre-established corporate performance goals noted in the table below, which comprised 80% of the award opportunity. The Committee believed these corporate performance goals reflected commonly recognized measures of financial and operating performance within our industry and were key drivers of sustained value creation for our stockholders. For our 2024 STI program, the Committee determined to replace the occupancy performance goal that was included in the 2023 STI program with a general and administrative (“G&A”) expense performance goal to focus management on a key efficiency metric that impacts the overall profitability and value of the Company. The remaining 20% of the STI opportunity was based on the Committee’s qualitative assessment of both individual and overall Company performance during 2024. The corporate performance goals and weightings, in addition to our actual performance, are set forth in the following table:

33 | 2025 PROXY STATEMENT

Corporate Performance Goal	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Achievement Level (% of Target)	Weighted Payout
AFFO/Share(1)	35%	$1.23	$1.27	$1.30	$1.26	87.5%	30.6%
Portfolio Investment Grade/Investment Grade Profile %(2)	15%	75%	80%	85%	78.8%	88.0%	13.2%
Leverage(3)	15%	5.25x	4.75x	4.25x	3.75x	200.0%	30.0%
Cash G&A (in millions)(4)	15%	$14.5	$14.0	$13.5	$13.0	200.0%	30.0%
Subjective(5)	20%	1	3	5	2	75.0%	15.0%
Total:	100%						118.8%

(1)
Adjusted funds from operations (“AFFO”) per diluted share for the full year 2024. AFFO is a non-GAAP financial measure. See Appendix A for a reconciliation of full year 2024 AFFO to net (loss) income, the most comparable GAAP measure. AFFO is used by management and stockholders to assess funds available for distributions.

(2)
Four quarter 2024 average of percentage of portfolio defined as Investment Grade and/or Investment Grade Profile. We define “Investment Grade” tenants as tenants, or tenants that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody’s) or NAIC-2 (National Association of Insurance Commissioners) or higher. We define “Investment Grade Profile” tenants as tenants with metrics of more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x, but do not carry a published rating from S&P, Moody’s or NAIC. This goal reflects the Company’s continued ability to source and close acquisition opportunities that meet its stated credit objectives.

(3)
Four quarter 2024 average of reported adjusted net debt to EBITDA, which adjusts for the impact of the estimated cash yield on developments in process, intra-quarter acquisitions, dispositions and re-leasing activities, and includes the settlement of forward shares pursuant to outstanding forward sales agreements. This goal reflects the Company’s ability to effectively finance our acquisitions within our stated targeted leverage range of 4.5x to 5.5x.

(4)
Total general and administrative expense for full year 2024 less stock compensation and non-recurring executive transition costs, severance and related charges.

(5)
The Committee evaluated Company overall performance during 2024 across several categories, as discussed below.

In evaluating the subjective performance component, the Committee considered Company performance across several categories, including operations, acquisitions and dispositions, asset management, and culture, as well as each of Messrs. Manheimer’s and Donlan’s respective contributions to such overall performance. In determining the achievement level of the subjective performance component, the Committee considered the Company’s net investment activity, portfolio management, tenant concentration and relative stock price performance.
The 2024 STI earned by each of Messrs. Manheimer and Donlan for 2024 is set forth in the following table:
Name	2024 Annual STI Payout Percentage (% of Target)	2024 Annual STI ($)(1)
Mark Manheimer	118.8%	831,775
Daniel Donlan	118.8%	505,006

(1)
Pursuant to our Alignment of Interest Program, which is described below, Messrs. Manheimer and Donlan each elected to receive an award of RSUs under the Omnibus Plan (such award, “Alignment RSUs”) in lieu of 75% and 50%, respectively, of their 2024 STIs. Accordingly, 75% of Mr. Manheimer’s 2024 STI was paid in the form of Alignment RSUs, and the remaining 25% was paid in cash, and 50% of Mr. Donlan’s 2024 STI was paid in the form of Alignment RSUs, and the remaining 50% was paid in cash.

Alignment of Interest Program
In March 2021, the Committee adopted an Alignment of Interest Program (the “Program”) pursuant to the Omnibus Plan. Messrs. Manheimer and Donlan, along with all other employees of the Company, are eligible to participate in the Program. The Program allows individuals who are eligible to receive awards under the Omnibus Plan, as selected by the Committee from time to time, to elect to receive RSUs under the Omnibus Plan in lieu of a specified percentage of cash compensation, which election must be made by the end of the prior fiscal year. The amount of compensation that a participant elects to reduce will be applied to the issuance of an award of Alignment RSUs under the Omnibus Plan, and the participant will receive an additional award of RSUs under the Omnibus Plan based upon a multiple of the Alignment RSUs (the “Alignment Multiplier”) (the “Additional RSUs,” and collectively with the Alignment RSUs, the “Awarded RSUs”). The number of Alignment RSUs will be determined as of the second business day following the release of the Company’s fourth quarter earnings for the most recently completed fiscal year, or, if such date is not a trading day, then the trading day immediately following such date, and the Awarded RSUs will be granted to a participant as soon as administratively feasible following such date.
The Committee will determine the minimum and maximum percentage of each compensation type that may be reduced and applied to Alignment RSUs, the lengths of the vesting periods and the corresponding Alignment Multipliers that may apply under the Program. Currently, executive officers may elect to receive Alignment RSUs in lieu of up to 75% of STI compensation that is earned with respect to a fiscal year, with the number of Additional RSUs being determined by application of an Alignment Multiplier of 0.25x. Awarded RSUs will vest over three years, in substantially equal annual installments, generally subject to continued provision of services. As set forth in the form of RSU agreement governing the Awarded RSUs, in the event of a termination by the Company without “cause” or a resignation for “good reason” (each as defined in the Omnibus Plan), the Awarded RSUs will immediately vest in full.

34 | 2025 PROXY STATEMENT

The Committee believes that this deferral program reinforces a long-term focus on stockholder value creation, promotes the retention of our management team, and is appropriate relative to other REITs that utilize similar cash deferral programs. Furthermore, the 0.25x Alignment Multiplier is factored into each executive officer’s pay opportunity to ensure that the program benefit would not result in excessive compensation relative to our peers.
Long-Term Incentive Awards
We utilize long-term incentive awards under the Omnibus Plan to align executive compensation and performance, incentivize the advancement of our critical business objectives, promote long-term stockholder value creation, and reward and retain key employees. Consistent with this approach, the majority of our named executive officers’ annual compensation is generally provided in the form of long-term incentive awards that emphasize these objectives through a balanced mix of time-based RSUs and Performance Stock Unit (“PSU”) awards. For 2024, the time-based RSUs granted to our named executive officers vest over a three-year period and represent 40% of the long-term incentive opportunity, and the PSUs granted to our named executive officers vest in three years based on performance achieved against pre-determined performance goals and represent 60% of the long-term incentive opportunity.
Time-Based RSUs.   RSU awards with time-based vesting align the interests of our executive officers with the interests of our stockholders by promoting the stability and retention of an effective executive team over the longer term. In February 2024, the Committee approved the grant of the following time-based RSU awards to each of our named executive officers, which vest annually in three equal installments commencing on February 16, 2025, subject to continued service through each vesting date:
Name	Shares Underlying RSU Grant (#)	Aggregate Fair Value of RSU Grant ($)
Mark Manheimer	69,244	1,199,999
Daniel Donlan	16,157	280,001
In March 2024, to correct an inadvertent administrative error that resulted in Mr. Manheimer’s 2023 long-term incentive awards having an aggregate target grant value that was $300,000 less than the Committee had originally intended, Mr. Manheimer also received a supplemental grant of 14,526 time-based RSUs with an aggregate grant date fair value of approximately $250,000. Such supplemental award vests one-third on each of the first three anniversaries of the grant date, subject to Mr. Manheimer’s continued service through each vesting date.
Performance-Based RSUs.   PSUs are generally a substantial, at-risk component of our executive officers’ compensation tied to the Company’s long-term performance. In February 2024, the Committee approved the grant of the following PSU awards (at target) to each of our named executive officers:
Name	Target Shares Underlying PSU Grant (#)	Aggregate Fair Value of PSU Grant ($)
Mark Manheimer	114,109	1,799,995
Daniel Donlan	26,626	420,008
The number of PSUs that will vest depends on (1) the Company’s total stockholder return (“TSR”), which assumes reinvestment of dividends on the ex-dividend date over the three-year performance period ending on December 31, 2026 (the “Performance Period”), which represents 60% of the performance-based, long-term incentive opportunity (“Absolute TSR”), and (2) the Company’s TSR relative to a custom peer group of 31 companies (as set forth below, the “RTSR Comparator Group”) over the Performance Period, which represents 40% of the performance-based, long-term incentive opportunity (“Relative TSR”). The threshold, target and maximum performance levels for the Absolute TSR and Relative TSR goals are set forth in the following table:
		Performance Level(1)
Performance Goal	Weighting	Threshold (50% Earned)	Target (100% Earned)	Maximum (200% Earned)
Absolute TSR	60%	18%	24%	30%
Relative TSR	40%	35th percentile	55th percentile	75th percentile

(1)
There is no payout for performance below threshold and no increase for performance above maximum. Further, to the extent actual performance falls between two performance levels, linear interpolation is applied.

The PSUs are intended to provide an above-target payout only if the Company delivers significant value to our stockholders. The TSR-based performance goals are reviewed annually by the Committee, taking into consideration (i) peer group market data, (ii) current best governance practices, and (iii) investor expectations based on economic conditions. The Committee determined that the target performance levels underlying our Absolute TSR and Relative TSR goals were set at meaningfully rigorous levels, as they require an 8% annual return and above median relative outperformance, respectively, to earn a target level payout.
Subject to the terms of the award agreements evidencing the PSUs, between zero and 200% of the target number of PSUs will vest on December 31, 2026, depending on the Company’s Absolute TSR and Relative TSR over the Performance Period.
The RTSR Comparator Group for purposes of the 2024 PSU award is as follows:

35 | 2025 PROXY STATEMENT

2024 PSU Awards — RTSR Comparator Group
Agree Realty	Global Medical REIT	Peakstone Realty Trust
Alexandria Real Estate	Global Net Lease	Physicians Realty Trust
CareTrust REIT	LTC Properties	Plymouth Industrial REIT
Community Healthcare Trust	LXP Industrial Trust	Postal Realty Trust
EPR Properties	Medical Properties Trust	Realty Income
Essential Properties Realty Trust	National Health Investors	Sabra Health Care REIT
Four Corners Property Trust	Net Lease Office Properties	Safehold
Gaming and Leisure Properties	NNN REIT	STAG Industrial
Getty Realty	Omega Healthcare Investors	VICI Properties
Gladstone Commercial	One Liberty Properties	W. P. Carey
Orion Office REIT
2021 PSU Payout.   In March 2021, the Committee granted PSUs (the “2021 PSUs”) to Mr. Manheimer. Between zero and 200% of the target number of the 2021 PSUs were scheduled to vest based on the Company’s Absolute TSR and Relative TSR over the three-year performance period ending on March 8, 2024.
On March 8, 2024, Mr. Manheimer vested in 35,169 PSUs, representing approximately 51.4% of the target number of the 2021 PSUs, based on the actual achievement of the performance goals as set forth below.
		Performance Level(1)
Performance Goal	Weighting	Threshold (50% Earned)	Target (100% Earned)	Maximum (200% Earned)	Actual Performance	Weighted Payout
Absolute TSR	60%	21%	27%	33%	6%	0%
Relative TSR	40%	35th percentile	55th percentile	75th percentile	61st percentile	51.4%
Actual Payout (% of Target)						51.4%

(1)
Linear interpolation was applied for actual performance that fell between two performance levels.

Other Benefits
Employee Benefit and Retirement Programs
We maintain a health and welfare plan and a qualified defined contribution 401(k) plan in which all of our eligible employees, including our executive officers, may participate. The Company will match 100% of up to 6% of a participant’s deferral per year under the 401(k) plan. Eligible employees are 100% vested in their 401(k) plan accounts.
Perquisites
We generally do not provide perquisites or personal benefits to our named executive officers.
Employment Agreements and Severance Benefits
We generally provide our named executive officers with certain severance protections in their employment agreements in order to attract and retain an appropriate caliber of talent for such positions. Our employment agreements with named executive officers and the severance provisions set forth therein are summarized below under “— Employment Agreements” and “— Potential Payments upon Termination or Change in Control.” We intend to periodically review the level of the benefits in these agreements.
Governance and Other Considerations
Stock Ownership Requirements
Under the Company’s stock ownership guidelines, our executive officers and non-employee directors must meet their applicable stock ownership requirement as set forth in the table below within five years from the date they first become subject to that particular level of stock ownership:

36 | 2025 PROXY STATEMENT

(1)
In February 2025, our Board increased the stock ownership requirement for each of our non-employee directors from three times to four times annual retainer to better align with stockholder and market expectations.

Individual ownership interest is reviewed annually as of the last day of the calendar year. The dollar value of shares at the end of a given calendar year is determined using the average of the month-end closing prices of our common stock for the prior 12 months preceding the applicable measurement date. Shares that count toward satisfaction of these guidelines include: (1) shares owned outright by the individual; (2) shares owned jointly by the individual and his or her spouse or held in a trust established by the individual for the benefit of the individual or his/her family members; and (3) limited partnership units of NETSTREIT, L.P. Any unvested equity awards are not counted toward satisfaction of these stock ownership guidelines.
Until an individual subject to the stock ownership guidelines meets his or her applicable stock ownership requirement, he or she must retain 50% of the net shares issued to the individual upon exercise, vesting, settlement or earn-out of an equity award. This retention requirement is applied on an award-by-award basis until the applicable stock ownership requirement has been met.
As of December 31, 2024, all of our executive officers and non-employee directors were in compliance with our stock ownership guidelines.
Prohibition on Hedging and Pledging
The Company’s Insider Trading Policy (the “Policy”) prohibits directors and employees, including our named executive officers, from (1) entering into hedging or monetization transactions involving our Company stock and (2) holding our Company stock in a margin account or pledging our Company stock as collateral for a loan. We maintain this policy because such transactions could create the appearance that the person is trading on inside information, and we believe this policy serves to further align the interests of our employees, executives and directors with our stockholders’ interests. An excerpt from the Policy is set forth below:
Margin Accounts and Pledges.   Persons subject to this Policy may not pledge any Company securities as collateral for a loan and such person may not hold Company securities as collateral in a margin account. Such persons may not have control over these transactions as the securities may be sold at certain times without such person’s consent. A margin or foreclosure sale that occurs when a person subject to this Policy is aware of material, nonpublic information may, under some circumstances, result in unlawful insider trading.
Hedges and Monetization Transactions.   Persons subject to this Policy may not engage in hedging or monetization transactions, through transactions in Company securities or through the use of financial instruments designed for such purpose. Such hedging and monetization transactions may permit a person to own Company securities, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company’s stockholders generally.
Clawback Policy
Our Compensation Committee has adopted a clawback policy that complies with the with NYSE listing standards that implement the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to our current and former executive officers (as defined in applicable SEC rules). The policy provides that, in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws (including any accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Company must recover from covered executive officer who received incentive compensation during the three-year period preceding the date on which the Company is required to prepare the account restatement, based on the erroneous data, the amount, if any, in excess of which would have been paid to the covered executive officers under the accounting restatement. Under the policy, recoupment is required regardless of whether the covered executive officer engaged in any misconduct and regardless of fault and the Company’s obligation to clawback incentive compensation is not dependent on whether or when any restated financial statements are filed. In addition, the Committee may dismiss an executive officer, authorize legal action, or take such other action to enforce the executive officer’s obligations to the Company as it may deem appropriate in view of all facts surrounding the particular case. This policy applies to incentive compensation that is received by a covered officer on or after October 2, 2023.
Our prior clawback policy, which still applies to incentive compensation received before October 2, 2023, provides that, in the event the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws, the Company may recover from executive officers who received incentive compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the executive officers under the accounting restatement. In determining what actions to take under our prior clawback policy, the Committee will take into account all relevant factors, including whether the executive officer engaged in fraud, misconduct or other bad-faith action that caused or partially caused the need for the restatement. In addition, the Committee may dismiss an executive officer, authorize legal action, or take such other action to enforce the executive officer’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.
Both our current and prior clawback policies are administered by the Committee, which has the sole discretion in making all determinations under the clawback policies, which will be binding on all individuals.
Equity Grant Practices
Our equity incentive grant policy generally provides that annual grants to executive officers pursuant to our long-term incentive program occur on the second trading day following the filing date of our Annual Report on Form 10-K that occurs after the date on which such grants are approved by our Compensation Committee. Accordingly, our long-term incentive equity incentive grant policy generally requires that grants to our executive officers be

37 | 2025 PROXY STATEMENT

made shortly after we have released information about our financial performance to the public for the applicable annual period. As a result, the timing of equity awards is not coordinated in a manner that intentionally benefits our executive officers.
Tax and Accounting Implications
One of the factors the Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. While the Committee generally considers this limit when determining compensation, there are instances in which the Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders.
The accounting impact of our executive compensation program is another factor that the Committee considers when determining executive compensation. Under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record stock-based compensation expense on an ongoing basis according to FASB ASC 718.

38 | 2025 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Members of the Compensation Committee
Matthew Troxell (Chair)
Heidi Everett
Lori Wittman
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

39 | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Summary Compensation Table
The following Summary Compensation Table discloses compensation information for fiscal years 2024, 2023 and 2022 with respect to our principal executive officer and our principal financial officer (collectively, our “named executive officers”). As explained above in the Compensation Discussion and Analysis, because we only had two “executive officers” as defined in Exchange Act Rule 3b-7 during 2024, we only have two named executive officers. Certain other information is provided in the narrative sections following the Summary Compensation Table.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark Manheimer President, Chief Executive Officer and Secretary	2024	700,000	3,375,044	831,775	13,928	4,920,747
	2023	700,000	2,385,917	978,426	13,872	4,078,215
	2022	600,000	2,410,250	687,334	12,260	3,709,844
Daniel Donlan(4) Chief Financial Officer and Treasurer	2024	375,000	700,009	505,006	13,297	1,593,312
	2023	255,208	650,000	489,213	107,912	1,502,333

(1)
The amounts reported in this column for 2024 reflect the aggregate fair value of time-vested RSU awards, a supplemental RSU award for Mr. Manheimer (as described below), PSUs and 2024 Additional RSUs (as described below) granted in 2024 to our named executive officers, calculated in accordance with FASB ASC Topic 718. As described in the Compensation Discussion and Analysis above under the heading “— Long-Term Incentive Awards,” due to an inadvertent administrative error, Mr. Manheimer’s 2023 RSU and PSU awards were smaller than the Compensation Committee had originally intended. Mr. Manheimer received a supplemental time-based RSU award in March 2024 to correct this error. In accordance with SEC rules, this supplemental RSU award has been included in the “Stock Awards” column for 2024. Under the Alignment of Interest Program, a participant may elect to reduce cash compensation in exchange for the issuance of an award of RSUs under the Omnibus Plan (“Alignment RSUs”), and the participant will receive an additional award of RSUs under the Omnibus Plan of 0.25x the number of Alignment RSUs (the “Alignment Multiplier”), as described in the Compensation Discussion and Analysis above under the heading “Executive Compensation Components — Alignment of Interest Program” (such RSUs issued as a result of the Alignment Multiplier, the “Additional RSUs”). Mr. Manheimer elected to receive 50% of his earned 2023 STI in the form of RSUs under the Alignment of Interest Program. The 2023 Alignment RSUs are reported in the “Non-Equity Incentive Plan Compensation” column for 2023. In addition, based on the Alignment Multiplier, Mr. Manheimer was granted 7,057 Additional RSUs in 2024 with respect to his earned 2023 STI (the “2024 Additional RSUs”), which are reported in the “Stock Awards” column for 2024. The 2024 grant date values by award type are shown below. There can be no assurance that these values will ever be realized. For a discussion of the assumptions and methodologies used in calculating the grant date values, please see Note 10 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

	PSU Grant Date Value ($)	RSU Grant Date Value ($)	Supplemental RSU Grant Date Value ($)	2024 Additional RSU Grant Date Value ($)	Total Grant Date Value ($)
Mark Manheimer	1,799,995	1,199,999	252,752	122,298	3,375,044
Daniel Donlan	420,008	280,001	—	—	700,009

(2)
The amounts reported for Messrs. Manheimer and Donlan in the “Non-Equity Incentive Plan Compensation” column for 2024 represent the amounts earned under the Company’s 2024 STI program, as described above in the Compensation Discussion and Analysis under the heading “Executive Compensation Components — Short-Term Incentive Program.” Seventy five percent (75%) and fifty percent (50%), respectively, of the amounts reported in this column for Messrs. Manheimer and Donlan for 2024 was paid in the form of RSUs pursuant to the Alignment of Interest Program (the “2024 Alignment RSUs”), as described in the Compensation Discussion and Analysis above under the heading “Executive Compensation Components — Alignment of Interest Program.” Based on the Alignment Multiplier, Messrs. Manheimer and Donlan were granted 10,682 and 4,323 Additional RSUs, respectively, in 2025 with respect to their earned 2024 STIs pursuant to the Alignment of Interest Program (the “2024 Additional RSUs”) described in the Compensation Discussion and Analysis above under the heading “Executive Compensation Components — Alignment of Interest Program.” The 2025 Additional RSUs will be reported in the “Stock Awards” column for 2025 that will be included in the Company’s proxy statement relating to the 2026 Annual Meeting of Stockholders.

(3)
The amounts reported in this column for 2024 represent (i) for Mr. Manheimer, $13,800 in employer matching contributions under the Company’s 401(k) plan and $128 in life insurance premiums and (ii) for Mr. Donlan, $13,169 in employer matching contributions under the Company’s 401(k) plan and $128 in life insurance premiums.

(4)
Mr. Donlan was appointed Chief Financial Officer and Treasurer, effective April 10, 2023. Mr. Donlan was not a named executive officer in 2022 and thus, only 2023 and 2024 compensation information is shown for him in this table.

40 | 2025 PROXY STATEMENT

Employment Agreements
Manheimer Employment Agreement
On February 22, 2022, we entered into an amended and restated employment agreement (the “Manheimer Employment Agreement”) with Mr. Manheimer. The Manheimer Employment Agreement provides for, among other things: (1) an annual base salary of $600,000; (2) an annual cash incentive bonus with a target bonus opportunity of 100% of annual base salary, with the actual amount earned ranging from 0% to 200% of target based on actual achievement against performance metrics to be established by the Compensation Committee; (3) eligibility to receive annual long term incentive compensation awards in form, including vesting restrictions, and amount determined in the sole discretion of the Compensation Committee and the Board; and (4) participation in the Company’s employee benefit and welfare plans. The Manheimer Employment Agreement also provides for a three-year term, with automatic one-year renewals thereafter unless either party provides 60 days’ notice of intent not to renew the term. Our non-renewal of the term will constitute a termination without cause (as defined in the Manheimer Employment Agreement). Mr. Manheimer’s 2024 annual base salary was $700,000.
Pursuant to the Manheimer Employment Agreement, Mr. Manheimer was entitled to receive severance payments and benefits as of December 31, 2024, as described below under the heading “Potential Payments Upon Termination or Change in Control.”
Donlan Employment Agreement
In connection with Mr. Donlan’s appointment, we entered into an employment agreement with Mr. Donlan (the “Donlan Employment Agreement” and, together with the Manheimer Employment Agreement, the “Employment Agreements”), which provides for, among other things: (1) an annual base salary of $350,000; (2) an annual cash incentive bonus with a target bonus opportunity of 100% of annual base salary, with the actual amount earned ranging from 0% to 200% of target based on actual achievement against performance metrics to be established by the Compensation Committee; (3) an initial equity grant with a grant date of April 10, 2023 with an aggregate grant date fair value of $650,000, which will vest in substantially equal annual installments on each of the first three anniversaries of the grant date; (4) a relocation expense reimbursement of $25,000 in connection with Mr. Donlan’s relocation to the Dallas, Texas area; (5) eligibility to receive annual long term incentive compensation awards in form, including vesting restrictions, in an amount determined in the sole discretion of the Compensation Committee; and (6) participation in the Company’s employee benefit and welfare plans. The Donlan Employment Agreement also provides for a three-year term, with automatic one-year renewals thereafter unless either party provides 60 days’ notice of intent not to renew the term. Mr. Donlan’s 2024 annual base salary was $375,000. Effective January 1, 2025, the Compensation Committee increased Mr. Donlan’s annual base salary to $400,000.
Pursuant to the Employment Agreement, Mr. Donlan was entitled to receive severance payments and benefits as of December 31, 2024, as described below under the heading “Potential Payments Upon Termination or Change in Control.”
Grants of Plan-Based Awards
The following table shows certain information regarding grants of plan-based awards during the fiscal year ended December 31, 2024 to our named executive officers.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Manheimer	Annual Incentive	—	350,000	700,000	1,400,000
	PSU Grant	2/16/24				57,055	114,109	228,218		1,799,995
	Annual RSU Grant	2/16/24							69,244	1,199,999
	Supplemental RSU Grant(5)	3/8/24							14,526	252,752
	2024 Additional RSU Grant(6)	2/16/24							7,057	122,298
Daniel Donlan	Annual Incentive	—	212,500	425,000	850,000
	PSU Grant	2/16/24				13,313	26,626	53,252		420,008
	Annual RSU Grant	2/16/24							16,157	280,001

(1)
The threshold, target, and maximum annual incentive amounts represent 50%, 100% and 200%, respectively, of the target STI opportunity for each named executive officer. If actual performance falls between threshold and target or between target and maximum, the award would be calculated using linear interpolation. The annual incentive awards are also based on a percentage of base salary, which is 100% and 113% for Mr. Manheimer and Mr. Donlan, respectively. The target amount is generally the named executive officer’s base salary multiplied by his target opportunity. The dollar value of the actual non-equity plan incentive compensation earned for the year ended December 31, 2024 for each named executive officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in this column do not represent either additional or actual compensation earned by the named executive officers for the year ended December 31, 2024.

(2)
See “Long-Term Incentives — PSUs” below for an explanation regarding the vesting and distribution of the PSUs.

41 | 2025 PROXY STATEMENT

(3)
The annual RSU awards were granted pursuant to our Omnibus Plan. The RSUs granted to Messrs. Manheimer and Donlan vest ratably on each of the first three anniversaries of the grant date included above, respectively, generally subject to each executive’s continued employment through each vesting date. The supplemental RSU grant made to Mr. Manheimer vests ratably on each of the first three anniversaries of the grant date included above, generally subject to his continued employment through each vesting date.

(4)
For a discussion of the assumptions and methodologies used in calculating the grant date values, please see Note 10 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(5)
As described in the Compensation Discussion and Analysis above under the heading “— Long-Term Incentive Awards,” due to an inadvertent administrative error, Mr. Manheimer’s 2023 RSU and PSU awards were smaller than the Compensation Committee had originally intended. Mr. Manheimer received a supplemental time-based RSU award in March 2024 to correct this error.

(6)
As described above under footnote (1) to the Summary Compensation Table, Mr. Manheimer was granted 7,057 2024 Additional RSUs. These 2024 Additional RSUs vest ratably on each of the first three anniversaries of February 16, 2024, generally subject to Mr. Manheimer’s continued employment through each vesting date. See the Compensation Discussion and Analysis above under the heading “Executive Compensation Components — Alignment of Interest Program” for more detail.

Short-Term Incentives
A summary description of the Company’s STI program is included in the Compensation Discussion and Analysis above under the heading “Elements of Compensation — Short-Term Incentive Program.”
Long-Term Incentives
The PSUs and RSUs were granted pursuant to the Omnibus Plan, a summary description of which is included in the Compensation Discussion and Analysis above under the heading “Elements of Compensation — Long-Term Incentive Awards.”
PSUs
Vesting of each PSU award is contingent on the Company attaining certain levels of absolute TSR and relative TSR over the three-year performance period ending on December 31, 2026. 60% of each PSU award can be earned based on absolute TSR performance and 40% can be earned based on the Company’s TSR performance relative to the TSR performance of a specified peer group. If threshold, target or maximum performance goals are attained in a performance period, 50%, 100% or 200% of the target amount, respectively, may be earned. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation. For a description of the effect of a termination of employment or a change in control on the vesting of PSUs, please see “Potential Payments Upon Termination or Change in Control.”
RSUs
The RSUs granted to Messrs. Manheimer and Donlan vest and settle in shares of common stock in substantially equal annual installments on each of the first three anniversaries of the grant date, generally subject to the executive’s continued employment through each vesting date. For a description of the effect of a termination of employment on the vesting of RSUs, please see “Potential Payments Upon Termination or Change in Control.”
Alignment of Interest Program
A summary description of the Alignment of Interest Program is included in the Compensation Discussion and Analysis above under the heading “Elements of Compensation — Alignment of Interest Program.” Pursuant to the Alignment of Interest Program, eligible individuals may elect to receive RSUs under the Omnibus Plan in lieu of a specified percentage of cash compensation. The amount of compensation that a participant elects to reduce will be applied to the issuance of an award of Alignment RSUs, and the participant will receive an award of Additional RSUs under the Omnibus Plan based upon the Alignment Multiplier. In 2024, Mr. Manheimer received 2023 Alignment RSUs in lieu of cash payment of 50% of his earned 2023 STI (as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2023) and 2024 Additional RSUs corresponding to the Alignment Multiplier (as reported in the “Stock Awards” column of the Summary Compensation Table for 2024 and as shown in the Grants of Plan-Based Awards Table above). Messrs. Manheimer and Donlan also elected to receive Alignment RSUs in 2025 in lieu of 75% and 50%, respectively, of their STI compensation payable with respect to the Company’s 2024 fiscal year (as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2024). The 2025 Additional RSUs will be reported in the “Stock Awards” column for 2025 that will be included in the Company’s proxy statement relating to the 2026 Annual Meeting of Stockholders.

42 | 2025 PROXY STATEMENT

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table shows outstanding equity awards as of December 31, 2024 held by our named executive officers.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)
Mark Manheimer	69,244(2)	979,803	57,055(3)	807,321(3)
	14,526(4)	205,543
	28,230(5)	399,455
	7,057(6)	99,857
	30,379(7)	429,863	31,984(8)	452,574(8)
	11,348(9)	160,574
	2,837(10)	40,144
	13,852(11)	196,006	30,837(12)	436,344(12)
	6,639(13)	93,942
	1,661(14)	23,503
	6,111(15)	86,471
Daniel Donlan	16,157(2)	228,622	13,313(3)	188,379(3)
	23,361(16)	330,558

(1)
The value of the unvested RSU awards is shown assuming a market value of $14.15 per share, the closing market price of a share of our common stock on December 31, 2024.

(2)
On February 16, 2024, Messrs. Manheimer and Donlan received an annual award of RSUs under the Omnibus Plan. These RSUs vest ratably on each of the first three anniversaries of the grant date, generally subject to such executive’s continued service through each vesting date.

(3)
The total amounts and values in columns (i) and (j) represent the total number of PSUs at the threshold level for the 2024-2026 performance period, which remain subject to the achievement of the applicable performance goals, held by Messrs. Manheimer and Donlan, multiplied by a market value of $14.15 per share, the closing market price of a share of our common stock on December 31, 2024. In calculating the number of PSUs and their value, we are required by SEC rules to compare our performance through 2024 under the PSU grant against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Based on performance through December 31, 2024, we have reported the PSUs at the threshold award level for this performance period.

(4)
On March 8, 2024, Mr. Manheimer received a supplemental time-based RSU award under the Omnibus Plan. These RSUs vest ratably on each of the first three anniversaries of the grant date, generally subject to Mr. Manheimer’s continued service through each vesting date. For additional information, see Compensation Discussion and Analysis above under the heading “— Long-Term Incentive Awards.”

(5)
Represents 2023 Alignment RSUs. These RSUs vest ratably on each of the first three anniversaries of February 16, 2024, generally subject to Mr. Manheimer’s continued service through each vesting date.

(6)
Represents 2024 Additional RSUs. These RSUs vest ratably on each of the first three anniversaries of February 16, 2024, generally subject to Mr. Manheimer’s continued service through each vesting date.

(7)
On February 28, 2023, Mr. Manheimer received an annual award of RSUs under the Omnibus Plan. These RSUs vest ratably on each of the first three anniversaries of the grant date, generally subject to Mr. Manheimer’s continued service through each vesting date.

(8)
The total amounts and values in columns (i) and (j) represent the total number of PSUs at the threshold level for the 2023-2026 performance period, which remain subject to the achievement of the applicable performance goals, held by Mr. Manheimer, multiplied by a market value of $14.15 per share, the closing market price of a share of our common stock on December 31, 2024. In calculating the number of PSUs and their value, we are required by SEC rules to compare our performance through 2024 under the PSU grant against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Based on performance through December 31, 2024, we have reported the PSUs at the threshold award level for this performance period.

(9)
Represents 2022 Alignment RSUs. These RSUs vest ratably on each of the first three anniversaries of February 28, 2023, generally subject to Mr. Manheimer’s continued service through each vesting date.

(10)
Represents 2023 Additional RSUs. These RSUs vest ratably on each of the first three anniversaries of February 28, 2023, generally subject to Mr. Manheimer’s continued service through each vesting date.

(11)
On February 28, 2022, Mr. Manheimer received an annual award of RSUs under the Omnibus Plan. These RSUs vest ratably on each of the first three anniversaries of the grant date, generally subject to Mr. Manheimer’s continued service through each vesting date.

43 | 2025 PROXY STATEMENT

(12)
The total amounts and values in columns (i) and (j) represent the total number of PSUs at the threshold level for the 2022-2025 performance period, which remain subject to the achievement of the applicable performance goals, held by Mr. Manheimer, multiplied by a market value of $14.15 per share, the closing market price of a share of our common stock on December 31, 2024. In calculating the number of PSUs and their value, we are required by SEC rules to compare our performance through 2024 under the PSU grant against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Based on performance through December 31, 2024, we have reported the PSUs at the threshold award level for this performance period. On February 28, 2025, no PSUs subject to this award held by Mr. Manheimer vested as a result of achievement below the threshold award level for this performance period.

(13)
Represents 2021 Alignment RSUs. These RSUs vest ratably on each of the first three anniversaries of February 28, 2022, generally subject to Mr. Manheimer’s continued service through each vesting date.

(14)
Represents 2022 Additional RSUs. These RSUs vest ratably on each of the first three anniversaries of February 28, 2022, generally subject to Mr. Manheimer’s continued service through each vesting date.

(15)
Mr. Manheimer received awards of RSUs under the Omnibus Plan in connection with our initial public offering. These RSUs vest ratably on each of the first five anniversaries of August 17, 2020, generally subject to Mr. Manheimer’s continued employment through each vesting date.

(16)
On April 10, 2023, Mr. Donlan received an annual award of RSUs under the Omnibus Plan. These RSUs vest ratably on each of the first three anniversaries of the grant date, generally subject to Mr. Donlan’s continued service through each vesting date.

Stock Vested in 2024
The following table summarizes the vesting of RSUs and PSUs held by our named executive officers during 2024. The Company has never issued stock options and, therefore, no stock options were exercised in 2024 by our named executive officers.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mark Manheimer	141,843	2,332,430
Daniel Donlan	11,679	200,645

(1)
Represents the vesting of RSU awards granted in 2019, 2020, 2021, 2022 and 2023 and PSUs granted in 2021.

(2)
The value realized on vesting is equal to the number of shares multiplied by the closing price of the shares of common stock at the time of vesting.

Potential Payments Upon Termination or Change in Control
The tables below show estimates of the compensation payable to each of our named executive officers upon their termination of employment with the Company and/or upon a change in control, calculated as if the triggering event had occurred effective December 31, 2024. The actual amounts due to any one of the named executive officers upon termination of employment can only be determined at the time of the termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.

44 | 2025 PROXY STATEMENT

	Potential Amounts Payable on Termination Without Cause and/or Resignation for Good Reason
Name	Without a Change in Control ($)	With a Change in Control ($)	Potential Amount Payable on Death or Disability ($)
Mark Manheimer
Cash severance(1)	2,800,000	4,200,000	116,667
Accelerated vesting of RSUs(2)	2,715,159	2,715,159	2,715,159
Accelerated vesting of PSUs(3)	3,392,477	3,392,477	3,392,477
COBRA premiums(4)	33,734	33,734	33,734
2024 short-term incentives(5)	831,775	831,775	831,775
Total payments	9,773,144	11,173,144	7,089,811
Daniel Donlan
Cash severance(1)	800,000	1,600,000	62,500
Accelerated vesting of RSUs(2)	559,180	559,180	559,180
Accelerated vesting of PSUs(3)	376,758	376,758	376,758
COBRA premiums(4)	48,402	48,402	48,402
2024 short-term incentives(5)	505,006	505,006	505,006
Total payments	2,289,345	3,089,345	1,551,845

(1)
A description of the cash severance obligations under the employment agreements with the named executive officers is set forth below.

(2)
The amounts in this row represent accelerated vesting of RSUs, valued based on the December 31, 2024 closing price of a share of the Company’s common stock ($14.15), as described below.

(3)
The amounts in this row represent accelerated vesting of PSUs, assuming target performance, valued based on the December 31, 2024 closing price of a share of the Company’s common stock ($14.15). A description of the relevant agreements with the named executive officers is set forth below.

(4)
The amounts in this row represent continued payment for the cost of Messrs. Manheimer’s and Donlan’s premiums for health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), as described below.

(5)
Assuming a hypothetical termination on December 31, 2024, the amounts in this row represent the STI awards Messrs. Manheimer and Donlan actually earned with respect to 2024. This amount has not been prorated because it assumes service through the full 2024 year.

Change in Control
The Employment Agreements do not provide for benefits solely upon the occurrence of a change in control. The vesting of the named executive officer’s PSUs would accelerate immediately upon a change in control only if the Company was not the surviving company and the PSUs were not assumed by the successor or replaced with economically equivalent awards, at the greater of (i) target or (ii) actual performance through the date of the change in control.
“Change in control” is as defined in the Omnibus Plan and generally means (i) during any period of 24 months, individuals who constitute the Board at the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that a new director of the Company whose election or nomination for election as a director of the Company was approved by a vote of at least two-thirds of the Incumbent Directors will be deemed to be an Incumbent Director, (ii) any person acquires beneficial ownership, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; subject to certain limitations set forth in the Omnibus Plan, (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless following such Business Combination: (a) at least 50% of the total voting power in the election of directors, generally, of (x) the surviving entity, or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power in the election of directors, generally, of the surviving entity, is represented by Company voting securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company voting securities were converted or exchanged pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to the Business Combination, (b) no person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities entitled to vote generally in the election of directors of the parent, generally (or, if there is no parent, the surviving entity) and (c) at least 50% of the directors of the parent (or, if there is no parent, the surviving entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination, (iv) the consummation of a sale of all or substantially all of the Company’s assets (other than to an affiliate of the Company), or (v) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company. A change in control shall not be deemed to have occurred solely by virtue of a decrease in shares outstanding due to the acquisition of Company voting securities by the Company.

45 | 2025 PROXY STATEMENT

Termination without Cause or for Good Reason (Non-Change in Control)
Pursuant to the Manheimer Employment Agreement, upon a termination of Mr. Manheimer’s employment by the Company without “cause” or by Mr. Manheimer for “good reason” occurring on December 31, 2024, subject to a general release of claims in favor of the Company, Mr. Manheimer would have been entitled to: (i) cash severance equal to two times the sum of his base salary and his target bonus opportunity, (ii) any earned but unpaid annual bonus with respect to the year prior to the year of the termination, (iii) a pro rata bonus for the year of the termination (based on actual performance), (iv) full acceleration of time-based equity awards and pro-rated vesting of performance-based equity awards, based on actual performance, and (v) Company payment of the cost of continued health coverage for up to 18 months post-termination.
Pursuant to the Donlan Employment Agreement, upon a termination of Mr. Donlan’s employment by the Company without “cause” or by Mr. Donlan for “good reason” occurring on December 31, 2024, subject to a general release of claims in favor of the Company, Mr. Donlan would have been entitled to: (i) cash severance equal to the sum of his base salary and his target bonus opportunity; (ii) any earned but unpaid annual bonus with respect to the year prior to the year of the termination; (iii) a pro rata bonus for the year of the termination (based on actual performance); (iv) full acceleration of time-based equity awards and pro-rated vesting of any performance-based equity awards, based on actual performance; and (v) Company payment of the cost of continued health coverage for up to 18 months post-termination.
Pursuant to the Employment Agreements, “cause” generally means the executive’s: (i) conviction of, or plea of guilty or no contest to, any felony or any crime involving fraud or moral turpitude, (ii) commission of any acts or omissions constituting gross negligence or gross misconduct that causes material financial or reputation harm to the company, (iii) commission of fraud, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company, (iv) violation of any of the material terms of the Employment Agreements or any written Company policy, (v) breach of fiduciary duty owed to the Company, (vi) failure to perform any material aspect of the executive’s lawful duties or responsibilities of employment or failure to comply with any lawful directive of our Board or (vii) disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by the executive’s job description, or loss of any governmental or self-regulatory license that is reasonably necessary for the executive to perform his duties or responsibilities.
Pursuant to the Employment Agreements, “good reason” generally means the occurrence of one or more of the following, without written consent: (i) a material reduction in the executive’s base salary, other than a reduction of no more than 10% in connection with a comparable decrease applicable to all similarly situated senior executives of the Company, (ii) a material adverse diminution in duties, responsibilities or authority on behalf of the Company, (iii) a requirement that the executive permanently relocate his primary place of employment more than 50 miles from the Dallas, Texas area, which materially increases the commute to work, or (iv) any breach by the Company of a material term of the relevant employment agreement; provided, that no good reason for termination shall exist unless (x) the executive has given the Company written notice detailing the specific circumstances alleged to constitute good reason within 30 days after the first occurrence of such circumstances, (y) the Company has failed to cure such circumstances in all material respects within 30 days following the receipt of such notice, and (z) his resignation of employment for good reason is effective within 30 days following the end of the cure period.
In addition, pursuant to the Employment Agreements, Messrs. Manheimer and Donlan will be subject to confidentiality and non-disparagement provisions, which apply indefinitely, and non-competition as well as client and employee non solicitation provisions that apply during the term of the employment agreement and for one year following a termination of his employment for any reason (other than in the event of a Qualifying CIC Termination (as defined below) or a resignation for good reason).
Termination without Cause or for Good Reason (Change in Control)
Under the Employment Agreements, Messrs. Manheimer and Donlan would also have been entitled to the severance benefits (and would have been subject to the restrictive covenants) described above for a termination without cause or a resignation for good reason that occurred at the time of or within the 12 months following a change in control (a “Qualifying CIC Termination”); however, their cash severance would instead be equal to the sum of three times (for Mr. Manheimer) or two times (for Mr. Donlan) the sum of the respective executive officer’s base salary and target bonus opportunity.
In addition, if a change in control had occurred, and named executive officer’s PSU awards were assumed or replaced with economically equivalent awards, but within 24 months following such change in control and prior to the end of the performance period, named executive officer’s employment was terminated without cause or for good reason, in lieu of pro-rated vesting of performance-based equity awards based on actual performance, the executive would have been entitled to vesting of the PSUs at the greater of (x) target or (y) actual performance through the date of the termination.
Termination due to Death and Disability
Under the Employment Agreements, in the event of a termination due to his death or disability occurring on December 31, 2024, Messrs. Manheimer and Donlan would have been entitled to: (i) a cash payment equal to two months’ base salary, (ii) any earned but unpaid annual bonus with respect to the year prior to the year of the termination, (iii) a pro rata bonus for the year of the termination (based on actual performance), (iv) accelerated vesting of equity awards as set forth above for a termination without cause, and (v) Company payment of the cost of continued health coverage for up to 18 months.
Compensation and Risk
Our Compensation Committee strives to provide strong incentives to management for the long-term, while avoiding excessive risk-taking in the short-term. We have utilized FP, an independent third party, to advise the Compensation Committee on matters related to the compensation of our directors and executive officers. The Compensation Committee believes that the design of our compensation program and the level of oversight is sufficient to mitigate potential risks associated with our current policies and practices. Our compensation program is designed to provide a mix of both fixed and variable incentive compensation and to reward a mix of different performance measures.

46 | 2025 PROXY STATEMENT

In its review of the Company’s compensation program and practices in 2024, the Compensation Committee concluded that our compensation plans provide incentives that appropriately balance risk and reward to dissuade unnecessary and excessive risk; are compatible with effective controls and risk management; are supportive of strong governance, including active oversight by the Compensation Committee; and are not reasonably likely to have a material adverse effect on the Company.
Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the specified disclosure regarding the relationship of CEO total compensation to the total compensation of its median employee, referred to as “pay ratio” disclosure.
For fiscal 2024:
•
the median of the annual total compensation of all employees of the Company (other than the CEO) was $178,800; and

•
the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $4,920,747.

Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was approximately 28 to 1.
The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Set forth below is a description of the methodology the Company used to identify the median employee for purposes of this disclosure.
•
To determine the Company’s total population of employees as of October 1, 2024, the Company included all full-time, part-time, seasonal and temporary employees, including employees of consolidated subsidiaries, consisting of approximately 23 employees in the aggregate. None of the Company’s employees is located outside of the U.S. The Company previously used October 31 as the determination date for identifying the median employee. The change in the determination date to October 1 for the 2024 median employee determination was made for administrative ease and does not significantly affect the composition of the employee population.

•
To identify the “median employee” from the Company’s employee population as determined above, the Company compared the aggregate amount of each employee’s annual base salary and cash bonus. In making this determination, the Company annualized the compensation of employees who were employed by the Company for less than the entire fiscal year. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of employees.

•
Using this approach, the Company selected the employee at the median of its employee population, who was a salaried employee.

The Company then calculated annual total compensation for this employee using the same methodology used to calculate annual total compensation for the named executive officers as set forth in the Summary Compensation Table. The Company determined that the employee’s annual total compensation for the fiscal year ended December 31, 2024 was $178,800. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table for 2024 included in this Proxy Statement.
Policies and Practices Related to the Grant of Certain Equity Awards
The Company has never granted stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

47 | 2025 PROXY STATEMENT

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial and other performance measures of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” above. Our Chief Executive Officer is our principal executive officer, which we refer to as “PEO” in the tables below. The named executive officers are referred to as “NEOs” in the tables below.
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compen sation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based on:		Net (Loss) Income (thousands)(7) ($)	Company Selected Measure — AFFO / Diluted Share(8) ($)
					Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(5)(6) ($)
2024	4,920,747	2,233,017	1,593,312	1,168,437	96.30	131.39	(12,000)	1.26
2023	4,078,215	3,121,888	947,945	934,652	115.61	125.23	6,890	1.22
2022	3,709,844	1,865,221	1,286,794	768,210	113.24	112.46	8,117	1.16
2021	3,879,550	6,002,432	1,992,528	3,092,593	136.05	149.84	3,046	0.94
2020	1,798,890	2,049,176	2,843,423	2,869,203	111.58	106.04	688	0.69

(1)
Represents amounts of total compensation reported for Mr. Manheimer (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(2)
Represents the amount of “compensation actually paid” to Mr. Manheimer, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Manheimer during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Manheimer’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Less: Reported Value of Equity Awards(a) ($)	Add: Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2024	4,920,747	(3,375,044)	687,314	2,233,017

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. Refer to “Executive Compensation — Summary Compensation Table.”

(b)
The equity award adjustments for 2024 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in 2024 that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of 2024 (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2024; (iii) for awards that are granted and vest in 2024, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2024, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2024, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2024 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2024. The valuation assumptions used to calculate fair values did not materially differ from those disclosed as of the grant date of the equity awards. The amounts deducted or added in calculating the equity award adjustments are as follows:

48 | 2025 PROXY STATEMENT

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	2,287,954	(1,512,807)	—	(449,519)	361,686	—	687,314

(3)
Represent the average of the amounts reported for our named executive officers as a group (excluding Mr. Manheimer, who has served as our Chief Executive Officer since 2019) in the “Total” column of the Summary Compensation Table in each applicable year. Refer to “Executive Compensation — Summary Compensation Table.” The names of each of the named executive officers (excluding Mr. Manheimer) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Mr. Donlan; (ii) for 2023, Mr. Donlan and Lori Wittman, our former interim Chief Financial Officer; (iii) for 2022, Ms. Wittman and Andrew Blocher, our former Chief Financial Officer, and (iv) for 2021 and 2020, Mr. Blocher.

(4)
Represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Manheimer), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Manheimer) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Manheimer) for 2024 to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less: Average Reported Value of Equity Awards ($)	Add: Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,593,312	(700,009)	275,133	1,168,437

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year ($)	Average Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in Prior Years ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2024	369,394	(86,436)	—	(7,825)	—	—	275,133

(5)
Cumulative TSR for each year reflects what the cumulative value of $100 would be, assuming reinvestment of dividends on the ex-dividend date, if such amount were invested on August 13, 2020 (the date our common stock began trading on the NYSE).

(6)
For the purposes of this table and the analysis that follows, our TSR peer group is the NAREIT US EQUITY REIT Index as reflected in our Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K for the year ended December 31, 2024.

(7)
The dollar amounts reported represent the amount of net (loss) income reflected in the Company’s audited financial statements for the applicable year.

49 | 2025 PROXY STATEMENT

(8)
AFFO is a non-GAAP financial measure. See Appendix A for the definition of AFFO. AFFO is used by management and stockholders to determine funds available for payment of distributions. AFFO per diluted share for each year presented is AFFO for the twelve months ended December 31, divided by diluted shares outstanding as of December 31 of such year.

Performance Measures
As described in greater detail above in the “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our named executive officers to increase the value of our enterprise for our stockholders. The list below sets forth the most important financial and other performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance. AFFO per diluted share, percentage of portfolio that is investment grade and investment grade profile, leverage and Cash G&A are used as performance measures for the 2024 STI program (each as described above under “Compensation Discussion and Analysis — Short-Term Incentive Program) while absolute TSR and relative TSR are used as performance measures (each as described above under “Compensation Discussion and Analysis — Long-Term Incentive Program) for the 2024 LTI program.
•
AFFO per diluted share

•
Percentage of portfolio that is investment grade and investment grade profile

•
Leverage

•
Cash G&A

•
Absolute TSR

•
Relative TSR

Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually paid to Mr. Manheimer and the average compensation actually paid to our other named executive officers (besides Mr. Manheimer), on the one hand, and the Company’s cumulative TSR over the five years presented in the table, on the other hand.
Compensation Actually Paid and Net (Loss) Income
The chart below shows the relationship between the compensation actually paid to Mr. Manheimer and the average compensation actually paid to our other named executive officers (besides Mr. Manheimer), on the one hand, and the Company’s net (loss) income over the five years presented in the table, on the other hand.

50 | 2025 PROXY STATEMENT

Compensation Actually Paid and AFFO per Diluted Share
The chart below shows the relationship between the compensation actually paid to Mr. Manheimer and the average compensation actually paid to our other named executive officers (besides Mr. Manheimer), on the one hand, and the Company’s AFFO per diluted share over the five years presented in the table, on the other hand.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The chart below shows the relationship between the Company’s five-year cumulative TSR and the five-year cumulative TSR of the companies in the NAREIT US EQUITY REIT Index for the period beginning August 13, 2020 (the date our common stock began trading on the NYSE exchange) and ending December 31, 2024. The graph assumes an investment of $100 on August 13, 2020.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

51 | 2025 PROXY STATEMENT

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and reviewing and evaluating reporting processes and internal controls. The Audit Committee also oversees the audit fee negotiations associated with the retention of KPMG LLP.
The Audit Committee is currently comprised of Messrs. Christodolou (Chair) and Troxell and Ms. Wittman, each a non-employee director, and operates under a written charter that was last amended by our Board in October 2024. A copy of the current charter is available on our website at www.NETSTREIT.com. The information on, or otherwise accessible through, our website does not constitute a part of this Proxy Statement. Our Board has affirmatively determined that all directors serving on the Audit Committee meet the definition of “independent director” based on the standards of the NYSE and satisfy the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has also determined that (i) each member of the Audit Committee qualifies as an “audit committee financial expert” under SEC rules and regulations and (ii) each member of the Audit Committee is “financially literate” as the term is defined by NYSE listing standards.
The Audit Committee members are neither professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as the report of management, for the year ended December 31, 2024, regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.
Our Audit Committee has retained KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. KPMG LLP has been the independent registered public accounting firm for the Company since 2019. The members of the Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered KPMG LLP’s integrity, controls and processes to ensure KPMG LLP’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services and external data on audit quality and performance, including recent Public Company Accounting Oversight Board (United States) (PCAOB) reports on KPMG LLP.
The Audit Committee has discussed with the KPMG LLP the overall scope and plans of its audit. The Audit Committee meets with KPMG LLP, with and without management present, to discuss the results of KPMG LLP’s procedures, their evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.
The Audit Committee reviewed with KPMG LLP its judgments as to the quality, not just the acceptability, of the Company’s accounting policies and such other matters as are required to be discussed with the Audit Committee by the Standards of the PCAOB. The Audit Committee has also received written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from the Company. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining the independence of KPMG LLP.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Members of the Audit Committee
Michael Christodolou (Chair)
Matthew Troxell
Lori Wittman
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

52 | 2025 PROXY STATEMENT

FEES OF INDEPENDENT ACCOUNTANTS
The following table sets forth the aggregate fees billed to us by KPMG LLP for professional services rendered in 2023 and 2024.
(in thousands)	2024	2023
Audit Fees(1)	$1,059	$880
Audit-Related Fees	—	—
Tax Fees(2)	413	359
All Other Fees	—	—
Total	$1,472	$1,239

(1)
Audit fees consist of fees incurred in connection with the audit of our annual financial statements, as well as services related to SEC matters, including review of registration statements filed and related issuances of comfort letters, consents and other services.

(2)
Tax fees consist of fees for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning.

Our Audit Committee Pre-Approval Policy provides that the Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent auditor and must pre-approve all audit, audit-related, tax and non-audit services to be performed by our independent auditor, other than certain de minimis non-audit services. In connection with our IPO, the Audit Committee adopted the Audit Committee Pre-Approval Policy, a policy pursuant to which it pre-approves all services to be provided by and fees to be paid to our independent auditor. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.

53 | 2025 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Board has adopted a written policy regarding transactions with related parties, which we refer to as our “related party transaction policy.” Our related party transaction policy requires that a “related person” (as defined in Item 404(a) of Regulation S-K) must promptly disclose all transactions with related parties (as described in Item 404(a) of Regulation S-K) to Chief Financial Officer or his designee. All related party transactions must be approved or ratified by the Audit Committee. As a general rule, directors interested in a related party transaction will recuse themselves from any vote on a related party transaction in which they have an interest. The Audit Committee will consider all relevant facts and circumstances when deliberating such transactions, including whether such transactions are in, or not inconsistent with, the best interests of the Company.

54 | 2025 PROXY STATEMENT

RATIFICATION OF RETENTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 3)
Our Audit Committee has retained KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. A proposal will be presented at the Annual Meeting to ratify this retention. If the stockholders fail to ratify such retention, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage KPMG LLP. Even if the retention of KPMG LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

55 | 2025 PROXY STATEMENT

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(PROPOSAL NO. 4)
The Board recognizes the interests our investors have in the compensation of our named executive officers. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. As most recently approved by stockholders at the annual meeting of stockholders in 2022, and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, the result will not be binding on the Board or Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

56 | 2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why did you send me this Proxy Statement?
We sent you this Proxy Statement because the Board is soliciting your proxy to vote at the Annual Meeting to be held on May 15, 2025, at 9:00 a.m. Central Daylight Time and at any postponements or adjournments of the Annual Meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.
Who can vote at the Annual Meeting?
Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 18, 2025. On the record date, there were 81,698,942 shares of our common stock, par value $0.01 per share, outstanding. Our common stock is the only class of voting securities outstanding.
How many shares must be present to conduct the Annual Meeting?
We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.
What matters are to be voted on at the Annual Meeting?
The agenda for the Annual Meeting is to:
1.
elect the seven nominees to the Board named in this Proxy Statement to hold office until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.
approve the amendment and restatement of the 2019 Plan;

3.
ratify the retention of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

4.
approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and

5.
conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this Proxy Statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
How does the Board recommend that I vote?
The Board recommends that you vote:
1.
FOR the election of each of our seven director nominees named in this Proxy Statement to hold office until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.
FOR the approval of the amendment and restatement of the 2019 Plan;

3.
FOR the ratification of the retention of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.
FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

57 | 2025 PROXY STATEMENT

How do I vote at the Annual Meeting?
Stockholders of record, who hold shares registered in their names, can vote by:
Internet www.proxyvote.com	Calling 1-800-690-6903 Toll-free from the U.S. or Canada	Mail Return the signed proxy card
Telephone and internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on May 14, 2025.
Stockholders of record and beneficial stockholders may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number included in your notice of internet availability of proxy materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.
Beneficial owners, who own shares through a bank, brokerage firm, or other nominee, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker, or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
Even if you plan to participate in our Annual Meeting via virtual web conference, please cast your vote as soon as possible.
Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this Proxy Statement, FOR the amendment and restatement of the 2019 Plan, FOR the ratification of the retention of our independent registered public accounting firm and FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.
As of the date of this Proxy Statement, we do not know of any matters to be presented at the Annual Meeting except those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
What does it mean if I receive more than one notice of internet availability of proxy materials?
You may receive more than one notice of internet availability of proxy materials, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice of internet availability of proxy materials, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice of internet availability of proxy materials, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice of internet availability of proxy materials that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices).
May I change my vote?
Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares electronically on the virtual meeting platform at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting electronically on the virtual meeting platform.
What vote is required to elect directors and approve the other matters described in this Proxy Statement?
The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

58 | 2025 PROXY STATEMENT

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of directors	FOR, AGAINST or ABSTAIN with respect to each director nominee.	Majority of total votes cast for and against a nominee; each director nominee must receive more votes FOR than AGAINST.* Stockholders may not cumulate votes for directors.	No effect. An abstention does not count as a vote cast.	No effect; no broker discretion to vote.
Approval of the amendment and restatement of the 2019 Plan	FOR, AGAINST or ABSTAIN.	Majority of the votes cast; shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal.	No effect. An abstention does not count as a vote cast.	No effect; no broker discretion to vote.
Ratification of retention of KPMG LLP	FOR, AGAINST or ABSTAIN.	Majority of the votes cast; shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal.	No effect. An abstention does not count as a vote cast.	No broker non-votes; brokers have discretion to vote.
Advisory vote to approve executive compensation	FOR, AGAINST or ABSTAIN.	Majority of the votes cast; shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal.**	No effect. An abstention does not count as a vote cast.	No effect; no broker discretion to vote.

*
In an uncontested election, our Corporate Governance Guidelines provide that any incumbent director that fails to receive a majority of votes cast shall immediately tender his or her resignation. Our Board, in a process managed by the Nominating Committee and following a recommendation by that committee, must decide whether or not to accept the tendered resignation.

**
Because this vote is advisory only, it will not be binding on us or on our Board. However, our Board and Compensation Committee will consider the outcome of the vote when making future decisions regarding executive compensation.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this Proxy Statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name”, which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name, and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, Proxy Statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.
How do I vote if my bank or broker holds my shares in “street name”?
If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 3 (ratification of auditors)), but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposal No. 1 (director elections), Proposal No. 2 (approval of the amendment and restatement of the 2019 Plan), and Proposal No. 4 (advisory vote on executive compensation)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 3, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to Proposals No. 1, 2 and 4, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.
How many votes do I have?
Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.
How will the votes be counted at the Annual Meeting?
The votes will be counted by the inspector of election appointed for the Annual Meeting.
How will the Company announce the voting results?
The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

59 | 2025 PROXY STATEMENT

Who pays for the Company’s solicitation of proxies?
The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this Proxy Statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.
What is “householding” and how does it work?
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the notice of internet availability of proxy materials, Proxy Statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to NETSTREIT Corp., 2021 McKinney Avenue, Suite 1150, Dallas, Texas 75201, Attention: Investor Relations.
How do I participate in the Annual Meeting?
We are hosting the Annual Meeting through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual annual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/NTST2025 and entering your 16-digit control number included in your notice of internet availability of proxy materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. Central Daylight Time. Online check-in will be available beginning at 8:30 a.m. Central Daylight Time. Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.
As part of the Annual Meeting, we will hold a question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/NTST2025. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

60 | 2025 PROXY STATEMENT

STOCKHOLDER PROPOSALS AND NOMINATIONS
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2026 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than November 28, 2025. Stockholders who intend to present proposals at the annual meeting of stockholders in 2026 other than pursuant to Rule 14a-8 or nominate individuals for election as directors must comply with the notice provisions in our Bylaws. Under these requirements, stockholders providing notice of proposals or nominations pursuant to our current Bylaws must provide the information, representations and certifications required by our Bylaws not earlier than 150 days nor less than 120 days prior to the first anniversary of the date of the Proxy Statement for the preceding year’s annual meeting which, for the 2026 Annual Meeting, is between October 29, 2025 and November 28, 2025. If the date of the 2026 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 Annual Meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Notice of stockholder proposals or nominations should be addressed to NETSTREIT Corp., 2021 McKinney Avenue, Suite 1150, Dallas, Texas 75201, Attention: Secretary.

61 | 2025 PROXY STATEMENT

OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.
Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which we filed with the SEC, including the financial statements and schedule. If the person requesting the report was not a stockholder of record on March 18, 2025, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to NETSTREIT Corp., 2021 McKinney Avenue, Suite 1150, Dallas, Texas 75201, Attention: Mark Manheimer, President, Chief Executive Officer and Secretary.
YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.
By Order of the Board of Directors,

Mark Manheimer
President, Chief Executive Officer and Secretary

62 | 2025 PROXY STATEMENT

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The proxy statement contains non-GAAP financial measures under the captions “2025 Proxy Statement Summary,” “Compensation Discussion and Analysis” and “Pay Versus Performance,” including core funds from operations per diluted share (“Core FFO”) and adjusted funds from operations per diluted share (“AFFO”). See below for a definitions of each non-GAAP financial measure and a reconciliation to net income, the most comparable GAAP measure.
FFO, Core FFO and AFFO
The National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net (loss) income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.
Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, non-recurring other loss (gain), net, and loss on debt extinguishments and other related costs.
AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net (loss) income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense and earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.
We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net (loss) income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net (loss) income as a reliable measure of our operating performance nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.
FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

A-1 | 2025 PROXY STATEMENT

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(in thousands, except share and per share data)
Year Ended December 31, 2024 (unaudited)
Net (loss) income	$(12,000)
Depreciation and amortization of real estate	76,560
Provisions for impairment	29,969
Gain on sales of real estate, net	(1,876)
FFO	92,653
Adjustments:
Non-recurring executive transition costs, severance and related charges	1,643
Loss on debt extinguishment and other related costs	—
Other non-recurring loss (gain), net	2,934
Core FFO	97,230
Adjustments:
Straight-line rent adjustments	(2,949)
Amortization of deferred financing costs	2,230
Amortization of above/below-market lease intangibles	114
Amortization of loan origination costs and discounts	(365)
Amortization of lease-related intangibles	(458)
Earned development interest	1,072
Capitalized interest expense	(806)
Non-cash interest expense	(3,789)
Non-cash compensation expense	5,126
AFFO	$97,405
Weighted average common shares outstanding, diluted	77,319,800
FFO per common share, diluted	$1.20
Core FFO per common share, diluted	$1.26
AFFO per common share, diluted	$1.26

A-2 | 2025 PROXY STATEMENT

APPENDIX B – NETSTREIT CORP. 2019 OMNIBUS INCENTIVE COMPENSATION PLAN
NETSTREIT CORP.
2019 OMNIBUS INCENTIVE COMPENSATION PLAN
Adopted by the Board of Directors: December 23, 2019
Approved by the Stockholders: December 23, 2019
Amended and Restated by the Compensation Committee: March 20, 2025
[Approved by the Stockholders: May 15, 2025]
Section 1.   General.
The name of the Plan is the NETSTREIT Corp. 2019 Omnibus Incentive Compensation Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to help the Company and its Affiliates (a) attract, retain and motivate key Employees (including prospective Employees), Directors, and Consultants, (b) align the interests of such persons with the Company’s stockholders, and (c) promote ownership of the Company’s Common Stock. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, LTIP Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing.
Section 2.   Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
“Annual Meeting” means the annual meeting of stockholders of the Company.
“Articles of Incorporation” means the articles of incorporation of the Company, as amended and/or restated from time to time.
“Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(k) or the Stock Appreciation Right pursuant to Section 8(h).
“Award” means any grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, LTIP Units, Performance-Based Awards, Other Share-Based Awards, and Other Cash-Based Awards made under the Plan.
“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Business Combination” shall have the meaning set forth in the definition of “Change in Control.”
“Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.
“Cause” shall have the meaning assigned to such term in any written employment, severance or similar agreement or Award Agreement between a Participant and the Company or an Affiliate or, if no such agreement exists or the agreement does not define “Cause,” Cause means (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties, (ii) the Participant’s personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant’s indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company and its Subsidiaries or their reputation or the ability of the Participant to perform his or her employment-related duties or to represent the Company or any Subsidiary of the Company that employs such Participant), (iv) the Participant’s failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) the Participant’s material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary.
“Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse

B-1 | 2025 PROXY STATEMENT

stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.
“Change in Control” means the occurrence of any of the following events:
(a)   during any period of not more than twenty-four (24) months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a Director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) will be an Incumbent Director; provided further, however, that no individual initially elected or nominated as a Director of the Company by or on behalf of any person other than the Board as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies will be deemed to be an Incumbent Director;
(b)   any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities eligible to vote generally for the election of directors (“Company Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities: (i) by the Company, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition);
(c)   the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) at least fifty percent (50%) of the total voting power in the election of directors, generally, of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least ninety-five percent (95%) of the voting power in the election of directors, generally, of the Surviving Entity, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted or exchanged pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the Beneficial Owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities entitled to vote generally in the election of directors of the parent, generally (or, if there is no parent, the Surviving Entity) and (iii) at least fifty percent (50%) of the directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) of this paragraph (c) will be deemed to be a “Non-Qualifying Transaction”);
(d)   the consummation of a sale of all or substantially all of the Company’s assets (other than to an Affiliate of the Company); or
(e)   the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.
For each Award that constitutes deferred compensation under Code Section 409A, a transaction shall constitute a Change in Control only if it also constitutes a “change in control event” under the regulations under Code Section 409A.
Notwithstanding anything herein to the contrary, a “Change in Control” shall not be deemed to have occurred solely because any Person acquires Beneficial Ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such Person becomes the Beneficial Owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control will then occur.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” means NETSTREIT Corp., a Maryland corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).
“Company Voting Securities” shall have the meaning set forth in the definition of “Change in Control.”
“Consultant” means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or non-employee Director.
“Disability” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant

B-2 | 2025 PROXY STATEMENT

(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.
“Director” means any individual who is a member of the Board on or after the Original Effective Date.
“Effective Date” shall have the meaning set forth in Section 21 of the Plan.
“Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator; provided, that any Awards granted prior to the date an Eligible Recipient first performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no Shares shall be issued or other payment made to such Eligible Recipient with respect to such Awards, prior to the date on which such Eligible Recipient first performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.
“Employee” shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excise Tax” shall have the meaning given to such term in Section 13(b) of the Plan.
“Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.
“Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.
“Fair Market Value” as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the Shares are then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with the regulations under Code Section 409A.
“Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.
“Good Reason” shall have the meaning assigned to such term in any written employment, severance or similar agreement or Award Agreement between a Participant and the Company or an Affiliate, solely if and to the extent that such term is defined in such an agreement. If a Participant does not have such an agreement with the Company or an Affiliate, or if such agreement does not define “Good Reason,” this term shall not apply to such Participant for purposes of the Plan.
“Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to and to be treated as an “incentive stock option” described in Code Section 422.
“Incumbent Director” shall have the meaning set forth in the definition of “Change in Control.”
“LTIP Unit” shall have the meaning set forth in Section 11(a) of the Plan.
“Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
“Non-Qualifying Transaction” shall have the meaning set forth in the definition of “Change in Control.”
“Operating Partnership” shall have the meaning set forth in Section 11(a) of the Plan.
“Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.
“Original Effective Date” shall have the meaning set forth in Section 21 of the Plan.
“Other Cash-Based Award” means a cash Award granted to a Participant under Section 12 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
“Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

B-3 | 2025 PROXY STATEMENT

“Payment” shall have the meaning given to such term in Section 13(b) of the Plan.
“Performance-Based Award” means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the Shares or units underlying the Performance-Based Award.
“Performance Goals” means performance goals based on one or more of the following criteria: measures of efficiency (including operating efficiency, productivity ratios or other similar measures); measures of achievement of expense targets, costs reductions, working capital, cash levels or general expense ratios; asset growth; earnings per share or net earnings; enterprise value or value creation targets; combined net worth; debt to equity ratio; revenue sales, net revenues or net sales measures; gross profit or operating profit measures (before or after taxes); investment performance; income or operating income measures (with or without investment income or income taxes, before or after risk adjustment, or other similar measures); cash flow; margin; net income (before or after taxes); earnings before interest, taxes, depreciation and/or amortization; return measures (including return on capital, invested capital, total capital, tangible capital, expenses, tangible expenses, equity, revenue, investment, assets or net assets or total stockholder return or similar measures); market share measures; measures of balance sheet achievements (including debt reductions, leverage ratios or other similar measures); increase in the Fair Market Value of the Common Stock; changes (or the absence of changes) in the per share or aggregate Fair Market Value of the Common Stock; the achievement of specific Company milestones; number of securities sold and funds from operations; any other criteria specified by the Administrator in its sole discretion; and any combination of, or a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. The Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects of any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments determined by the Administrator.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d)(2) thereof.
“Plan” shall have the meaning set forth in Section 1 of the Plan.
“Reduced Amount” shall have the meaning given to such term in Section 13(b) of the Plan.
“Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.
“REIT” means a real estate investment trust within the meaning of Code Sections 856 through 860.
“Returning Shares” shall have the meaning set forth in Section 4(c) of the Plan.
“Restricted Share” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.
“Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to time-based criteria and/or based on achievement of Performance Goals, and vested Restricted Stock Units will be settled at the time(s) specified in the Award Agreement.
“Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
“Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65.
“Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
“Share Limit” shall have the meaning set forth in Section 4(a) of the Plan.
“Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing

B-4 | 2025 PROXY STATEMENT

member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
“Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
“Surviving Entity” shall have the meaning set forth in the definition of “Change in Control.”
“Transfer” shall have the meaning set forth in Section 19 of the Plan.
Section 3.   Administration.
(a)   The Plan shall be administered by the Administrator in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.
(b)   Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i)   to select those Eligible Recipients who shall be Participants;
(ii)   to determine whether and to what extent Awards or a combination of Awards are to be granted hereunder to Participants;
(iii)   to determine the number of Shares to be covered by each Award granted hereunder;
(iv)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;
(v)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(vi)   to determine the Fair Market Value;
(vii)   to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(viii)   to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(ix)   to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and
(x)   to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4.   Shares Reserved for Issuance Under the Plan and Limitations on Awards.
(a)   Subject to Section 5 of the Plan, the total number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is equal to 4,294,976 Shares (the “Share Limit”), which number is the sum of (i) 2,094,976 Shares that were originally reserved and available for issuance upon our initial public offering in August 2020, as approved by the Company’s stockholders, and (ii) an additional 2,200,000 Shares that were approved by the Company’s stockholders at the 2025 Annual Meeting. Subject to Section 5 of the Plan, the maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 4,294,976 Shares. For clarity, the Share Limit is a limit on the number of Shares that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of Shares reasonably required to satisfy its obligations to issue Shares pursuant to such Awards.
(b)   Notwithstanding anything herein to the contrary, the maximum number of Shares subject to Awards granted during any fiscal year to any non-employee Director, taken together with any cash fees paid to such non-employee Director during the fiscal year with respect to his or her service as a

B-5 | 2025 PROXY STATEMENT

Director, shall not exceed $750,000 in total value, or in the event such non-employee director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).
(c)   Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Original Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards (“Returning Shares”). In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan as Returning Shares, and (ii) any Share-settled Stock Appreciation Rights or Options are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights or Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan as Returning Shares. In addition, Shares tendered to exercise outstanding Options or other Awards or to cover applicable taxes on any Awards shall not be available for issuance under the Plan as Returning Shares.
(d)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
(e)   In the event that the Company or an Affiliate thereof consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.
Section 5.   Equitable Adjustments.
In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.   Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.
Section 7.   Options.
(a)   General.   The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Administrator may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b)   Limits on Incentive Stock Options.   If the Administrator grants Incentive Stock Options, then to the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.

B-6 | 2025 PROXY STATEMENT

(c)   Exercise Price.   The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) shall have an exercise price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.
(d)   Option Term.   The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including without limitation Section 7(h)), if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
(e)   Exercisability.   Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(f)   Method of Exercise.   Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) cash, check or certified bank check, (iv) any other form of consideration approved by the Administrator and permitted by applicable law or (v) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g)   Rights as Stockholder.   A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 of the Plan.
(h)   Termination of Employment or Service.
(i)   Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(ii)   Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(iii)   In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(iv)   For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
(i)   Other Change in Employment Status.   An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(j)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 13 of the Plan.
(k)   Automatic Exercise.   Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less

B-7 | 2025 PROXY STATEMENT

than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the Exercise Price of any such Option shall be made pursuant to Section 7(f)(i) or (ii) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).
Section 8.   Stock Appreciation Rights.
(a)   General.   Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)   Awards; Rights as Stockholder.   The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
(c)   Exercisability.
(i)   Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)   Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d)   Payment Upon Exercise.
(i)   Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(ii)   A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii)   Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(e)   Termination of Employment or Service.
(i)   Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)   Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(f)   Term.
(i)   The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(ii)   The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(g)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 13 of the Plan.
(h)   Automatic Exercise.   Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price

B-8 | 2025 PROXY STATEMENT

per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 8(h) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(h).
Section 9.   Restricted Shares.
(a)   General.   Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the Award Agreement. The provisions of the Restricted Shares need not be the same with respect to each Participant.
(b)   Awards and Certificates.   The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
(c)   Restrictions and Conditions.   The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(i)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii)   Except as provided in Section 17 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period.
(iii)   Except as may otherwise be provided in an Award Agreement, a Participant holding an Award of Restricted Shares will be entitled to receive dividends with respect thereto. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(iv)   The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 13 of the Plan.
Section 10.   Restricted Stock Units.
(a)   General.   Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the Award Agreement. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
(b)   Award Agreement.   The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)   Restrictions and Conditions.   The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
(i)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

B-9 | 2025 PROXY STATEMENT

(ii)   Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.
(iii)   The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)   Settlement of Restricted Stock Units.   Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant.
(e)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 13 of the Plan.
Section 11.   LTIP Units.
(a)   LTIP Unit Awards.   The Administrator may grant Awards of undivided fractional limited partnership interests in NETSTREIT, L.P., a Delaware limited partnership (together with any successor entity, the “Operating Partnership”), the entity through which the Company conducts its business and an entity that has elected to be treated as a partnership for federal income tax purposes, of one or more classes (“LTIP Units”) established pursuant to the Operating Partnership’s agreement of limited partnership, as amended from time to time. Awards of LTIP Units will be valued by reference to, or otherwise determined by reference to or based on, Shares, and may be in such amounts and subject to such terms and conditions as the Administrator may determine. LTIP Units awarded under the Plan may be (1) convertible, exchangeable or redeemable for other limited partnership interests in the Operating Partnership or Shares, or (2) valued by reference to the book value, fair value or performance of the Operating Partnership. Awards of LTIP Units are intended to qualify as “profits interests” within the meaning of IRS Revenue Procedure 93-27, as clarified by IRS Revenue Procedure 2001-43, with respect to a Participant in the Plan who is rendering services to or for the benefit of the Operating Partnership, including its Subsidiaries.
(b)   General.   The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of LTIP Units shall be made; the number of LTIP Units to be awarded; the Restricted Period, if any, applicable to LTIP Units; the Performance Goals (if any) applicable to LTIP Units; and all other conditions of the LTIP Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her LTIP in accordance with the terms of the Award Agreement. The provisions of LTIP Units need not be the same with respect to each Participant.
(c)   Calculation of Share Amount.   In order to calculate the number of Shares underlying an award of LTIP Units for purposes of the Share Limit, the Administrator will establish in good faith the maximum number of Shares to which a Participant receiving such award of LTIP Units may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of Shares underlying such awards of LTIP Units (and for purposes of the Share Limit) will be reduced accordingly by the Administrator. Awards of LTIP Units may be granted either alone or in addition to other Awards. The Administrator may allow awards of LTIP Units to be held through a limited partnership, or similar “look-through” entity, and the Administrator may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 11. For the avoidance of doubt, LTIP Units awarded under this Section 11 may be issued for no cash consideration.
(d)   Award Agreement.   The prospective recipient of LTIP Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(e)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding LTIP Units shall be subject to Section 13 of the Plan.
Section 12.   Other Share-Based or Cash-Based Awards.
(a)   The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
(b)   The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 13 of the Plan.
Section 13.   Change in Control.
(a)   The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the

B-10 | 2025 PROXY STATEMENT

Award Agreement. In the event of a Change in Control, a Participant’s Award will be treated, to the extent determined by the Administrator to be permitted under Code Section 409A, in accordance with one or more of the following methods as determined by the Administrator in its sole discretion: (i) settle such Awards for an amount (as determined in the sole discretion of the Administrator) of cash or securities, where in the case of Options and Stock Appreciation Rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such Awards; (ii) provide for the assumption of the Awards or the issuance of substitute awards by the surviving corporation or its parent or subsidiary of equivalent awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Administrator in its sole discretion; (iii) modify the terms of such Awards to add events, conditions or circumstances (including termination of employment or service within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (iv) deem any Performance Goals satisfied at target, maximum or actual performance through the closing or provide for the performance conditions to continue (as is or as adjusted by the Administrator) after the closing or (v) provide that for a period of at least twenty (20) days prior to the Change in Control, any Options or Stock Appreciation Rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or Stock Appreciation Rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control where all Options and Stock Appreciation Rights are settled for an amount (as determined in the sole discretion of the Administrator) of cash or securities, the Administrator may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the Exercise Price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 13 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.
(b)   Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Code Section 280G, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, the reduction will be accomplished in accordance with Code Section 409A and the following: first by reducing, on a pro rata basis, cash Payments that are exempt from Code Section 409A; second by reducing, on a pro rata basis, other cash Payments; and third by forfeiting any equity-based awards that vest and become payable, starting with the most recent equity-based awards that vest, to the extent necessary to accomplish such reduction. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Participant and the Company within 15 calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Participant and the Company.
Section 14.   Amendment and Termination.
(a)   The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would materially and adversely impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.
(b)   Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained to increase the Share Limit and for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the Common Stock is traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.
(c)   Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(d)   Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
Section 15.   Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

B-11 | 2025 PROXY STATEMENT

Section 16.   Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.
Section 17.   Dividends; Dividend Equivalents.
Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying Award vests. In the event that a provision regarding payment of dividend equivalents is included in an Award Agreement, the Administrator will determine whether such payments will be made in cash, Shares or in another form (including, but not limited to, additional LTIP Units).
Section 18.   Non-United States Employees.
Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
Section 19.   Transfer of Awards.
No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.
Section 20.   Continued Employment.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 21.   Effective Date.
The Plan was originally effective as of December 23, 2019 (the “Original Effective Date”). The Plan, as amended and restated hereby, will be effective as of May 15, 2025 (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards that are intended to be Incentive Stock Options will be made under the Plan on or after the tenth anniversary of the earlier of (a) the date the Plan, as amended and restated hereby, was first approved by the Board or the Committee, or (b) the Effective Date.
Section 22.   Code Section 409A.
(a)   The intent of the parties is that payments and benefits under the Plan be either exempt from Code Section 409A or comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered consistent with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each

B-12 | 2025 PROXY STATEMENT

amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will be exempt from or in compliance with the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any Award being subject to, but not in compliance with, Code Section 409A.
(b)   To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Code Section 409A. Consistent with Code Section 409A, the Administrator may provide for distributions while a Participant is still an Employee or otherwise providing services to the Company or an Affiliate. The Administrator is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following their termination of service with the Company or an Affiliate, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
Section 23.   Change in Time Commitment.
In the event that a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by applicable law, to (a) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
Section 24.   Securities Law Compliance.
A Participant will not be issued any Shares in respect of an Award unless either: (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other applicable law governing the Award, and a Participant will not receive such Shares if the Company determines that such receipt would not be in material compliance with applicable law.
Section 25.   Erroneously Awarded Compensation.
All Awards granted under the Plan shall be subject to recoupment in accordance with the following, as applicable: (i) the NETSTREIT Corp. Incentive Compensation Recoupment Policy; (ii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law; and (iii) any other clawback policy that the Company adopts. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. No clawback, recovery or recoupment of compensation pursuant to any such policy or Award Agreement will be deemed an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company or an Affiliate.
Section 26.   Corporate Action Constituting Grant of Awards.
Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
Section 27.   Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.
Section 28.   Waiver of Jury Trial.
Each Participant waives any right he or she may have to a trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.
Section 29.   Plan Document Controls.
The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.
Section 30.   Successors and Assigns of the Company.
The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity, including as contemplated by Section 13.

B-13 | 2025 PROXY STATEMENT

Section 31.   REIT Status.
The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or settled if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could impair the Company’s status as a REIT of result in a violation of the ownership limitations contained in the Company’s governance documents.

B-14 | 2025 PROXY STATEMENT

NETSTREIT CORP.2021 MCKINNEY AVENUESUITE 1150DALLAS, TX 75201 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time the day before the cut-off date or meetingdate. Have your proxy card in hand when you access the web site and follow theinstructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/NTST2025You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card inhand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED
AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FORthe following:1. Election of Directors Nominees For Against Abstain 1a. Mark Manheimer1b. Lori Wittman1c. Michael Christodolou1d. Heidi Everett1e. Todd Minnis1f. Matthew Troxell1g. Robin ZeiglerThe Board of Directors recommends you vote FORproposals 2, 3, and 4. For Against Abstain2. To approve the amendment and restatement ofNETSTREIT Corp.'s 2019 Omnibus IncentiveCompensation Plan. 3. Ratification of appointment of KPMG LLP as ourindependent registered public accounting firmfor 2025.4. Approval, on an advisory basis, of thecompensation of NETSTREIT Corp.'s namedexecutive officers.NOTE: In their discretion, the proxyholders areauthorized to vote on such other business as mayproperly come before the meeting or any adjournmentor postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000666873_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com NETSTREIT Corp.Annual Meeting of StockholdersMay 15, 2025 at 9:00 a.m. Central Daylight TimeThis proxy is solicited on behalf of the Board of Directors of NETSTREIT Corp.The stockholder(s) hereby appoint(s) Mark Manheimer and Daniel Donlan, or either of them, as proxies, each with the powerto appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of thisballot, all of the shares of common stock of NETSTREIT Corp. that the stockholder(s) is/are entitled to vote at the AnnualMeeting of Stockholders to be held at 9:00 a.m. Central Daylight Time on May 15, 2025, via the internet through a virtual webconference at www.virtualshareholdermeeting.com/NTST2025, and any adjournment or postponement thereof (withdiscretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good causewill not serve) and in their discretion on such other matters as may properly come before the meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000666873_2 R1.0.0.2